Preliminary Offering Circular dated July __, 2018

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated July____, 2018

SOLIGEN TECHNOLOGIES, INC.

The Offering

Common Stock we are offering

Up to a Maximum 500,000,000 shares at a price of $0.03 for a sum total of $15,000,000.

Common Stock outstanding before this Offering

38,946,389

This is the initial public offering of securities of Soligen Technologies, Inc., a Wyoming corporation. We are offering 500,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.03 per share (the “Offered Shares”). This Offering will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 20,000 Offered Shares ($600); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 6 of this Offering Circular.

We are a shell company pursuant to Rule 405 of the Securities Act. This will have a material impact on our ability to attract additional capital. See “Risk Factors – We are a shell company pursuant to Rule 405 of the Securities Act. This may impact our ability to attract additional capital.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Our common stock currently trades on the OTC Markets Pinksheets under the symbol “SGTN” and the closing price of our common stock on June 29, 2018 was $0.009. Our common stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent; however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is approved by the Attorney General of the State of New York.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 10 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum (2)
Public Offering Price (1)	$0.03	$15,000,000
Underwriting Discounts and Commissions (3)	$0	$0
Proceeds to Us from this Offering to the Public (Before Expenses (4))	$0.03	$15,000,000

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2)	This is a “best efforts” offering. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total Offering expenses, including underwriting discount and commissions, will be approximately $500,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.03 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is July___, 2018.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors on a commission basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the state of New York. However, in the event that management is unsuccessful in raising the required funds in New York, the Company may file a post qualification amendment to include additional jurisdictions that Management has determined to be in the best interest of the Company for the purpose of raising the maximum offer. In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead. The Company has not currently engaged any party for the public relations or promotion of this offering. As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Soligen Technologies”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Soligen Technologies, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	inability to attract and obtain additional development capital;
●	inability to achieve sufficient future sales levels or other operating results;
●	inability to efficiently manage our operations;
●	effect of our hedging strategies on our results of operations;
●	potential default under our secured obligations or material debt agreements;
●	estimated quantities and quality of oil and gas reserves;
●	declining local, national and worldwide economic conditions;
●	fluctuations in the price of oil and natural gas;
●	continued weather conditions that impact our abilities to efficiently manage our drilling and development activities;
●	the inability of management to effectively implement our strategies and business plans;
●	approval of certain parts of our operations by state regulators;
●	inability to hire or retain sufficient qualified operating field personnel;
●	increases in interest rates or our cost of borrowing;
●	deterioration in general or regional (Kentucky, Tennessee, Texas) economic conditions;
●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
●	the occurrence of natural disasters, unforeseen weather conditions, or other events or circumstances that could impact our operations or could impact the operations of companies or contractors we depend upon in our operations;
●	inability to acquire mineral leases at a favorable economic value that will allow us to expand our development efforts; and
●	changes in U.S. GAAP or in the legal, regulatory and legislative environments in the markets in which we operate.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

Projecting the effects of commodity prices, which in past years have been extremely volatile, on production and timing of development expenditures includes many factors beyond the Company’s control. The future estimates of net cash flows from the Company’s proved reserves and their present value are based upon various assumptions about future production levels, prices, and costs that may prove to be incorrect over time. Any significant variance from assumptions could result in the actual future net cash flows being materially different from the estimates.

GLOSSARY OF OIL AND GAS TERMS

The following are abbreviations and definitions of certain terms commonly used in the oil and gas industry and this document:

Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.

Bcf. One billion cubic feet of gas.

BOE. One stock tank barrel equivalent of oil, calculated by converting gas volumes to equivalent oil barrels at a ratio of 6 thousand cubic feet of gas to 1 barrel of oil.

BOPD. Barrels of oil per day.

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Btu. British thermal unit. One British thermal unit is the amount of heat required to raise the temperature of one pound of water by one-degree Fahrenheit.

Developed oil and gas reserves. Developed oil and gas reserves are reserves of any category that can be expected to be recovered: (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and (ii) through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Development project. A development project is the means by which petroleum resources are brought to the status of economically producible. As examples, the development of a single reservoir or field, an incremental development in a producing field or the integrated development of a group of several fields and associated facilities with a common ownership may constitute a development project.

Development well. A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

Differential. An adjustment to the price of oil or gas from an established spot market price to reflect differences in the quality and/or location of oil or gas.

Economically producible. The term economically producible, as it relates to a resource, means a resource which generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation. The value of the products that generate revenue shall be determined at the terminal point of oil and gas producing activities. The terminal point is generally regarded as the outlet valve on the lease or field storage tank.

Estimated ultimate recovery (EUR). Estimated ultimate recovery is the sum of reserves remaining as of a given date and cumulative production as of that date,

Exploratory well. A well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir. Generally, an exploratory well is any well that is not a development well, an extension well, a service well or a stratigraphic test well.

Farmout. An assignment of an interest in a drilling location and related acreage conditional upon the drilling of a well on that location.

Gas. Natural gas.

MBbl. One thousand barrels of oil or other liquid hydrocarbons.

MBOE. One thousand BOE.

Mcf. One thousand cubic feet of gas.

Mcfd. One thousand cubic feet of gas per day

MMcfe. One million cubic feet of gas equivalent.

MMBOE. One million BOE.

MMBtu. One million British thermal units.

MMcf. One million cubic feet of gas.

NYMEX. New York Mercantile Exchange.

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Oil. Crude oil, condensate and natural gas liquids.

Operator. The individual or company responsible for the exploration and/or production of an oil or gas well or lease.

Play. A geographic area with hydrocarbon potential.

Polymer. The purpose of the polymer gel treatment is to reduce excessive water production and increase oil or gas production from wells that produce from water-drive reservoirs. These wells are typically produced from naturally fractured carbonate reservoirs such as dolomites and limestone in mature fields. Successful treatments are also run in certain types of sandstone reservoirs. Other practical applications of polymer gels include the treatment of waterflood injection wells to correct channeling or change the injection profile, to improve the ability of the injected fluids to sweep the producing wells in the field, making the waterflood more efficient and allowing the operator to recover more oil in a shorter period of time.

Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for estimation. The project to extract the hydrocarbons must have commenced, or the operator must be reasonably certain that it will commence the project, within a reasonable time.

The area of the reservoir considered as proved includes all of the following: (i) the area identified by drilling and limited by fluid contacts, if any; and (ii) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil and gas on the basis of available geoscience and engineering data.

In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establish a lower contact with reasonable certainty.

Where direct observation from well penetrations has defined a highest known oil elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (i) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (ii) the project has been approved for development by all necessary parties and entities, including governmental entities.

Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the twelve-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Proved reserve additions. The sum of additions to proved reserves from extensions, discoveries, improved recovery, acquisitions, and revisions of previous estimates.

Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market and all permits and financing required to implement the project. Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Reserve additions. Changes in proved reserves due to revisions of previous estimates, extensions, discoveries, improved recovery and other additions and purchases of reserves in-place.

Reserve life. A measure of the productive life of an oil or gas property or a group of properties, expressed in years.

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Royalty interest. An interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner’s royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.

Standardized measure. The present value, discounted at 10% per year, of estimated future net revenues from the production of proved reserves, computed by applying sales prices used in estimating proved oil and gas reserves to the year-end quantities of those reserves in effect as of the dates of such estimates and held constant throughout the productive life of the reserves and deducting the estimated future costs to be incurred in developing, producing, and abandoning the proved reserves (computed based on year-end costs and assuming continuation of existing economic conditions). Future income taxes are calculated by applying the appropriate year-end statutory federal and state income tax rates with consideration of future tax rates already legislated, to pre-tax future net cash flows, net of the tax basis of the properties involved and utilization of available tax carryforwards related to proved oil and gas reserves.

SWD. Salt water disposal well.

Undeveloped oil and gas reserves. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances justify a longer time. Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

Waterflood. A method of secondary recovery in which water is injected into the reservoir formation to displace residual oil. The water from injection wells physically sweeps the displaced oil to adjacent production wells.

Working interest. An interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas from the leased acreage and requires the owner to pay a share of the costs of drilling and production operations.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Soligen Technologies, Inc. is a Wyoming corporation that is the successor to an inactive British Columbia corporation organized in 1988 under the name Pars Resources, Ltd, which name was subsequently changed to WDF Capital Corp. In connection with its reincorporation in Wyoming in 1993, the Company changed its name to Soligen Technologies, Inc. On April 15, 1993, the Company merged with Soligen, Inc., a Delaware Corporation, in a reverse acquisition transaction. Pursuant to a share exchange agreement, the Company acquired all of the issued and outstanding shares of Soligen, Inc. in consideration of the issuance of 11,600,000 shares of the Company's Common Stock to the former shareholders of Soligen, Inc.

The Company’s principal executive office is located at Pennzoil Plza. Bldg., 700 Milam St., Suite 1300, Houston, TX 77002, telephone (832) 871-5107. References to the “Company” include Soligen Technologies, Inc., Soligen and predecessors unless the context indicates otherwise. As of the date of this report, Soligen Technologies, Inc. has no subsidiaries.

The Company’s Common Stock was formally listed for trading on the American Stock Exchange’s (the “AMEX) Emerging Company Marketplace under the symbol “SGT” and on the Canadian Venture Exchange (the “CDNX”), formally the Vancouver Stock Exchange, under the symbol “SGT.” On May 24, 1999, the AMEX notified the Company that its Common Stock listing did not meet their minimum listing guidelines of stockholders’ equity in an amount greater than Two Million Dollars ($2,000,000), and a per share market price of greater than One Dollar ($1.00). As a result of the action taken by the AMEX, the last day of trading for the Company’s Common Stock on the AMEX was September 3, 1999. The Company’s Common Stock began trading on the Over-the-Counter Market (OTC Bulletin Board) on September 7, 1999 under the symbol “SGTN.”

On March 3, 2000, the Company approved plans to delist its common shares from trading on the CDNX. The Company acted to delist its shares because of the very low volume trading on that market. The last day of trading for the Company’s Common Stock on the CDNX was April 28, 2000.

The Issuer’s offices are located at Pennzoil Plza. Bldg., Suite 1300, 700 Milam St., Houston, TX 77002, telephone (832) 871-5107, Email support@soligentechnologies.com. We maintain a website at http://www.soligentechnologies.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

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Trading Market

The Company’s Common Stock was formally listed for trading on the American Stock Exchange’s (the “AMEX) Emerging Company Marketplace under the symbol “SGT” and on the Canadian Venture Exchange (the “CDNX”), formally the Vancouver Stock Exchange, under the symbol “SGT.” On May 24, 1999, the AMEX notified the Company that its Common Stock listing did not meet their minimum listing guidelines of stockholders’ equity in an amount greater than Two Million Dollars ($2,000,000), and a per share market price of greater than One Dollar ($1.00). As a result of the action taken by the AMEX, the last day of trading for the Company’s Common Stock on the AMEX was September 3, 1999. The Company’s Common Stock began trading on the Over-the-Counter Market (OTC Bulletin Board) on September 7, 1999 under the symbol “SGTN.”

On March 3, 2000, the Company approved plans to delist its common shares from trading on the CDNX. The Company acted to delist its shares because of the very low volume trading on that market. The last day of trading for the Company’s Common Stock on the CDNX was April 28, 2000.

The Issuer’s securities have not recently been delisted by any securities exchange. The Issuer filed a Form 15 with the Securities and Exchange Commission de-registering its Common Stock on August 5, 2003.

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THE OFFERING

Issuer:	Soligen Technologies, Inc.

Securities offered:	A maximum of 500,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.03 per share (the “Offered Shares”).

Number of shares of Common Stock outstanding before the Offering:	38,946,389 shares of Common Stock

Number of shares of Common Stock to be outstanding after the Offering:	538,946,389 shares of Common Stock, if the maximum amount of Offered shares are sold

Price per share:	$0.03

Maximum offering amount:	500,000,000 shares at $0.03 per share, or $15,000,000.

Trading Market:	Our Common Stock trades on the OTC Markets Pinksheets under the symbol “SGTN.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $14,500,000 We will use these net proceeds for acquisitions and working capital and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including, but not limited to:

Speculative nature of our business.

Competition.

Long sales lead time.

Our need for more capital.

Risks of government programs and regulations in our business.

Risk of new technology.

Immediate and substantial dilution.

Limited market for our stock.

Dilution.

Use of Forward-Looking Statements

Investors are advised to read and pay careful attention to the section on Risk Factors.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Relating to Our Financial Condition

Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, our significant losses from operations and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our common stock.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operation.

As we have less than one year of operational history under our new business model and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in both a very competitive sector with high capital expenditures. There is no guarantee that we will properly execute our business model in either sector.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors in the field of oil and gas exploration and production have a significantly broader access to capital, but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future, could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	Regional economic conditions and the demand for oil and natural gas; and

●	Our ability to obtain and retain existing purchasing agents for our produced oil and natural gas; and

●	Our ability to develop our oil service division; and

●	General economic conditions, both domestically and in foreign markets; and

●	Our ability to obtain leases and previously producing wells; and

●	Costs of creating our oil service division; and

●	Retaining key personnel

●	Positive returns on our alternative investments.

10

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

The Company’s indebtedness, global recessions, or disruption in the domestic and global financial markets could have an adverse effect on the Company’s operating results and financial condition.

As of March 31, 2018, the Company had no outstanding principal amount of indebtedness. Although the Company had no bank indebtedness, should it experience an increased level of indebtedness, coupled with domestic and global economic conditions, the associated volatility of energy prices, and the levels of disruption and continuing relative illiquidity in the credit markets may, if continued for an extended period, have several important and adverse consequences on the Company’s business and operations. For example, any one or more of these factors could (i) make it difficult for the Company to service or refinance its existing indebtedness; (ii) increase the Company’s vulnerability to additional adverse changes in economic and industry conditions; (iii) require the Company to dedicate a substantial portion or all of its cash flow from operations and proceeds of any debt or equity issuances or asset sales to pay or provide for its indebtedness; (iv) limit the Company’s ability to respond to changes in our businesses and the markets in which we operate; (v) place the Company at a disadvantage to our competitors that are not as highly leveraged; or (vi) limit the Company’s ability to borrow money or raise equity to fund our working capital, capital expenditures, acquisitions, debt service requirements, investments, general corporate activity or other financing needs. The Company continues to closely monitor the the global financial and credit markets, as well as the significant volatility in the market prices for oil and natural gas. As these events unfold, the Company will continue to evaluate and respond to any impact on Company operations. The Company has and will continue to adjust its drilling plans and capital expenditures as necessary. However, external financing in the capital markets may not be readily available, and without adequate capital resources, the Company’s drilling and other activities may be limited and the Company’s business, financial condition and results of operations may suffer. Additionally, in light of the credit markets and the volatility in pricing for oil and natural gas, the Company’s ability to enter into future beneficial relationships with third parties for exploration and production activities may be limited, and as a result, may have an adverse effect on current operational strategy and related business initiatives.

Future agreements governing the Company’s indebtedness may limit the Company’s ability to execute capital spending or to respond to other initiatives or opportunities as they may arise.

In the event the Company were to enter into a credit facility to fund its operations it may be subject to an upper limit of the borrowing base as determined by the lender’s calculated estimated future cash flows from the Company’s oil and natural gas reserves, the Company expects any decline in the pricing for these commodities, if continued for any extended period, would very likely result in a reduction in the Company’s borrowing base. A reduction in the Company’s borrowing base could be significant and as a result, would not only reduce the capital available to the Company but may also require repayment of principal to the lender under the terms of the facility. Additionally, the terms of the Company’s amended and restated credit facility with Prosperity Bank restrict the Company’s ability to incur additional debt. The credit facility contains covenants and other restrictions customary for oil and gas borrowing base credit facilities, including limitations on debt, liens, and dividends, voluntary redemptions of debt, investments, and asset sales. In addition, the credit facility requires that the Company maintain compliance with certain financial tests and financial covenants. If future debt financing is not available to the Company when required as a result of limited access to the credit markets or otherwise, or is not available on acceptable terms, the Company may be unable to invest needed capital for drilling and exploration activities, take advantage of business opportunities, respond to competitive pressures or refinance maturing debt. In addition, the Company may be forced to sell some of the Company’s assets on an untimely basis or under unfavorable terms. Any of these results could have a material adverse effect on the Company’s operating results and financial condition.

Risks Relating to Our Business and Industry

Declines in oil or gas prices may materially adversely affect the Company’s revenues.

The Company’s financial condition and results of operations depend in large part upon the prices obtainable for the Company’s oil and natural gas production and the costs of finding, acquiring, developing and producing reserves. As seen in recent years, prices for oil and natural gas are subject to extreme fluctuations in response to changes in supply, market uncertainty and a variety of additional factors that are beyond the Company’s control. These factors include worldwide political instability (especially in the Middle East and other oil producing regions), the foreign supply of oil and gas, the price of foreign imports, the level of drilling activity, the level of consumer product demand, government regulations and taxes, the price and availability of alternative fuels, speculating activities in the commodities markets, and the overall economic environment. The Company’s operations may be adversely impacted as oil prices decline. Lower prices may dramatically affect the Company’s revenues from its drilling operations. Further, drilling of new wells, development of the Company’s leases and acquisitions of new properties may also be adversely affected and limited. As a result, the Company’s potential revenues from operations as well as the Company’s reserves may substantially decrease from levels achieved during the period when oil prices were much higher. There can be no assurances as to the future prices of oil or gas. A substantial or extended decline in oil or gas prices would have a material adverse effect on the Company’s financial position, results of operations, quantities of oil and gas that may be economically produced, and access to capital. Oil and natural gas prices have historically been and are likely to continue to be volatile.

This volatility makes it difficult to estimate with precision the value of producing properties in acquisitions and to budget and project the return on exploration and development projects involving the Company’s oil and gas properties. In addition, unusually volatile prices often disrupt the market for oil and gas properties, as buyers and sellers have more difficulty agreeing on the purchase price of properties.

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Risk in Rates of Oil and Gas Production, Development Expenditures, and Cash Flows May Have a Substantial Impact on the Company’s Finances.

Projecting the effects of commodity prices on production, and timing of development expenditures include many factors beyond the Company’s control. The future estimates of net cash flows from the Company’s proved and other reserves and their present value are based upon various assumptions about future production levels, prices, and costs that may prove to be incorrect over time. Any significant variance from assumptions could result in the actual future net cash flows being materially different from the estimates, which would have a significant impact on the Company’s financial position.

Markets for Sale of Production.

Our ability to market oil and gas found and produced, will depend on numerous factors beyond our control, the effect of which cannot be accurately predicted or anticipated. Some of these factors include, without limitation, the availability of a ready market, the effect of federal and state regulation of production, refining, transportation and sales, and general national and worldwide economic conditions. There is no assurance that we will be able to market any oil or gas we produced, or, if such oil or gas is marketed, that we can obtain favorable prices.

Price Control and Possible Energy Legislation.

There are currently no federal price controls on oil or gas production so that sales of our oil or gas can be made at uncontrolled market prices. However, there can be no assurance that Congress will not enact controls at any time. No prediction can be made as to what additional energy legislation may be proposed, if any, nor which bills may be enacted nor when any such bills, if enacted, would become effective.

We sell a limited number of products to a limited number of customers.

Our customers may be in a limited geographical area. Further our sales are likely to be concentrated in in a few products. Unfavorable conditions in our markets, unfavorable events that affect our customers, or unfavorable events affecting our products could materially affect us.

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Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire additional properties, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.

To develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Competition in obtaining rights to explore and develop oil and gas reserves and to market our production may impair our business.

The oil and gas industry is highly competitive. Other oil and gas companies may seek to acquire oil and gas leases and other properties and services we will need to operate our business in the areas in which we expect to operate. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our consolidated results of operations and financial condition.

Our proved reserves are estimates and depend on many assumptions. Any material inaccuracies in these assumptions could cause the quantity and value of our oil and gas reserves, and our revenues, profitability and cash flows to be materially different from our estimates.

The accuracy of estimated proved reserves and estimated future net cash flows from such reserves is a function of the quality of available geological, geophysical, engineering and economic data and is subject to various assumptions, including assumptions required by the SEC relating to oil and gas prices, drilling and operating expenses and other matters. Although we believe that our estimated proved reserves represent reserves that we are reasonably certain to recover, actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will most likely vary from the assumptions and estimates used to determine proved reserves. Any significant variance could materially affect the estimated quantities and value of our oil and gas reserves, which in turn could adversely affect our cash flows, results of operations, financial condition and the availability of capital resources. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control. Downward adjustments to our estimated proved reserves could require us to impair the carrying value of our oil and gas properties, which would reduce our earnings and our stockholders’ equity.

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The present value of proved reserves will not necessarily equal the current fair market value of our estimated oil and gas reserves. In accordance with reserve reporting requirements of the SEC, we are required to establish economic production for reserves on an average historical price. Actual future prices and costs may be materially higher or lower than those required by the SEC. The timing of both the production and expenses with respect to the development and production of oil and gas properties will affect the timing of future net cash flows from proved reserves and their present value.

We may not be able to replace production with new reserves.

In general, the volume of production from an oil and gas property declines as reserves related to that property are depleted. The decline rates depend upon reservoir characteristics. Exploring for, developing or acquiring reserves is capital intensive and uncertain. We may not be able to economically find, develop or acquire additional reserves. Also, we may not be able to make the necessary capital investments if our cash flows from operations decline or external sources of capital become limited or unavailable. We cannot give assurance that our future exploration, development and acquisition activities will result in additional proved reserves or that we will be able to drill productive wells at acceptable costs.

Decommissioning costs are unknown and may be substantial. Unplanned costs could divert resources from other projects.

We may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and natural gas reserves. Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.” We have not yet determined whether we will establish a cash reserve account for these potential costs in respect of any of our properties or facilities, or if we will satisfy such costs of decommissioning from the proceeds of production in accordance with the practice generally employed in onshore and offshore oilfield operations. If decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs. The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.

Our inability to obtain necessary facilities could hamper our operations.

Oil and gas exploration and development activities are dependent on the availability of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas, the facilities required may not be proximate to our operations, which will increase our expenses. Demand for scarce equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

14

The Company’s oil and gas operations involve substantial cost and are subject to various economic risks.

The Company’s oil and gas operations are subject to the economic risks typically associated with exploration, development, and production activities, including the necessity of making significant expenditures to locate or acquire new producing properties or to drill exploratory and developmental wells. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations, and accidents may cause the Company’s exploration, development, and production activities to be unsuccessful. This could result in a total loss of the Company’s investment in such well(s) or property. In addition, the cost of drilling, completing and operating wells is often uncertain.

The Company’s failure to find or acquire additional reserves will result in the decline of the company’s reserves materially from their current levels.

The rate of production from the Company’s Kentucky oil properties generally declines as reserves are depleted. Except to the extent that the Company either acquires additional properties containing proved reserves, conducts successful exploration and development drilling, or successfully applies new technologies or identifies additional behind-pipe zones or secondary recovery reserves, the Company’s proved reserves will decline materially as production from these properties continues. The Company’s future oil and natural gas production is consequently highly dependent upon the level of success in acquiring or finding additional reserves or other alternative sources of production. Any decline in oil prices and any prolonged period of lower prices will adversely impact the Company’s future reserves since the Company is less likely to acquire additional producing properties during such periods. The lower oil prices may have a negative effect on new drilling and development as such activities become far less likely to be profitable. Thus, any acquisition of new properties poses a greater risk to the Company’s financial conditions as such acquisitions may be commercially unreasonable.

In addition, the Company’s drilling for oil and natural gas may involve unprofitable efforts not only from dry wells but also from wells that are productive but do not produce sufficient volumes to be commercially profitable after deducting drilling, operating, and other costs. Also, wells that are profitable may not achieve a targeted rate of return. The Company relies on seismic data and other technologies in identifying prospects and in conducting exploration activities. The seismic data and other technologies used do not allow the Company to know conclusively prior to drilling a well whether oil or natural gas is present or may be produced economically.

The Company’s reserve estimates may be subject to other material downward revisions.

The Company’s oil and natural gas reserve estimates may be subject to material downward revisions for additional reasons other than the factors mentioned in the previous risk factor entitled “The Company’s Failure to Find or Acquire Additional Reserves Will Result in the Decline of the Company’s Reserves Materially from their Current Levels.” While the future estimates of net cash flows from the Company’s proved reserves and their present value are based upon assumptions about future production levels, prices, and costs that may prove to be incorrect over time, those same assumptions, whether or not they prove to be correct, may cause the Company to make drilling or developmental decisions that will result in some or all of the Company’s proved reserves to be removed from time to time from the proved reserve categories previously reported by the Company.

This may occur because economic expectations or forecasts, together with the Company’s limited resources, may cause the Company to determine that drilling or development of certain of its properties may be delayed or may not foreseeably occur, and as a result of such decisions any category of proved reserves relating to those yet undrilled or undeveloped properties may be removed from the Company’s reported proved reserves. Consequently, the Company’s proved reserves of oil may be materially revised downward from time to time.

In addition, the Company may elect to sell some or all of its oil or gas reserves in the normal course of the Company’s business. Any such sale would result in all categories of those proved oil or gas reserves that were sold no longer being reported by the Company.

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There is risk that the Company may be required to write down the carrying value of its natural gas and crude oil properties.

The Company uses the full cost method to account for its natural gas and crude oil operations. Accordingly, the Company capitalizes the cost to acquire, explore for and develop natural gas and crude oil properties. Under full cost accounting rules, the net capitalized cost of natural gas and crude oil properties and related deferred income tax if any may not exceed a “ceiling limit” which is based upon the present value of estimated future net cash flows from proved reserves, discounted at 10%, plus cost of properties not being amortized and the lower of cost or estimated fair value of unproven properties included in the cost being amortized. If net capitalized cost of natural gas and crude oil properties exceeds the ceiling limit, the Company must charge the amount of the excess, net of any tax effects, to earnings. This charge does not impact cash flow from operating activities, but does reduce the Company’s stockholders’ equity and earnings. The risk that the Company will be required to write-down the carrying value of natural gas and crude oil properties increases when natural gas and crude oil prices are low. In addition, write-downs may occur if the Company experiences substantial downward adjustments to its estimated proved reserves. An expense recorded in a period may not be reversed in a subsequent period even though higher natural gas and crude oil prices may have increased the ceiling applicable to the subsequent period.

Shortages of oil field equipment, services or qualified personnel could adversely affect the Company’s results of operations.

The demand for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers, and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices, causing periodic shortages. The Company does not own any drilling rigs and is dependent upon third parties to obtain and provide such equipment as needed for the Company’s drilling activities. There have also been shortages of drilling rigs and other equipment when oil prices have risen. As prices increased, the demand for rigs and equipment increased along with the number of wells being drilled. These factors also cause significant increases in costs for equipment, services and personnel. These shortages or price increases could adversely affect the Company’s profit margin, cash flow, and operating results or restrict the Company’s ability to drill wells and conduct ordinary operations.

The Company has significant costs to conform to government regulation of the oil and gas industry.

The Company’s exploration, production, and marketing operations are regulated extensively at the federal, state and local levels. The Company is currently in compliance with these regulations. In order to maintain its compliance, the Company has made and will continue to make substantial expenditures in its efforts to comply with the requirements of environmental and other regulations. Further, the oil and gas regulatory environment could change in ways that might substantially increase these costs. Hydrocarbon-producing states regulate conservation practices and the protection of correlative rights. These regulations affect the Company’s operations and limit the quantity of hydrocarbons it may produce and sell. Other regulated matters include marketing, pricing, transportation and valuation of royalty payments.

The Company has significant costs related to environmental matters.

The Company’s operations are also subject to numerous and frequently changing laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. The Company owns or leases, and has owned or leased, properties that have been leased for the exploration and production of oil and gas and these properties and the wastes disposed on these properties may be subject to the Comprehensive Environmental Response, Compensation and Liability Act, the Oil Pollution Act of 1990, the Resource Conservation and Recovery Act, the federal Water Pollution Control Act, the federal Endangered Species Act, and similar state laws. Under such laws, the Company could be required to remove or remediate wastes or property contamination.

Laws and regulations protecting the environment have generally become more stringent and, may in some cases, impose “strict liability” for environmental damage. Strict liability means that the Company may be held liable for damage without regard to whether it was negligent or otherwise at fault. Environmental laws and regulations may expose the Company to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. Failure to comply with these laws and regulations may result in the imposition of administrative, civil and criminal penalties.

The Company’s ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. The Company’s current permits and authorizations and ability to get future permits and authorizations may be susceptible, on a going forward basis, to increased scrutiny, greater complexity resulting in increased cost or delays in receiving appropriate authorizations.

Insurance does not cover all risks.

Exploration for and development and production of oil can be hazardous, involving unforeseen occurrences such as blowouts, fires, and loss of well control, which can result in damage to or destruction of wells or production facilities, injury to persons, loss of life or damage to property or to the environment. Although the Company maintains insurance against certain losses or liabilities arising from its operations in accordance with customary industry practices and in amounts that management believes to be prudent, insurance is not available to the Company against all operational risks.

16

Climate change legislation or regulations restricting emissions of “greenhouse gases” could result in increased operating costs and reduced demand for the crude oil and gas that we produce.

In December 2009, the EPA determined that emissions of carbon dioxide, methane and other “greenhouse gases” present an endangerment to public health and the environment, because emissions of such gases are, according to the EPA, contributing to warming of the Earth’s atmosphere and other climatic changes.  Based on these findings, the EPA adopted two sets of rules regulating greenhouse gas emissions under the Clean Air Act, including emissions of greenhouse gases from certain large stationary sources. The EPA’s rules relating to emissions of greenhouse gases from large stationary sources of emissions are currently subject to a number of legal challenges, but the federal courts have thus far declined to issue any injunctions to prevent the EPA from implementing, or requiring state environmental agencies to implement, the rules. The EPA has also adopted rules requiring the reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the United States, including certain onshore oil and gas production facilities, on an annual basis.

In addition, from time to time Congress has considered adopting legislation to reduce emissions of greenhouse gases and almost one-half of the states have already taken legal measures to reduce emissions of greenhouse gases, primarily through the planned development of greenhouse gas emission inventories and/or regional greenhouse gas cap and trade programs. Most of these cap and trade programs work by requiring major sources of emissions, such as electric power plants or major producers of fuels, such as refineries and gas processing plants, to acquire and surrender emission allowances. The number of allowances available for purchase is reduced each year in an effort to achieve the overall greenhouse gas emission reduction goal.

The adoption of legislation or regulatory programs to reduce emission of greenhouse gases could require us to incur increased operating costs, such as costs to purchase and operate emission control systems, to acquire emission allowances or comply with new regulatory or reporting requirements. Any such legislation or regulatory programs could also increase the cost of consuming, and thereby reduce demand for, the oil and gas we produce.  Consequently, legislation and regulatory programs to reduce emissions of greenhouse gases could have an adverse effect on our business, financial condition and results of operations. Finally, it should be noted that some scientists have concluded that increasing concentrations of greenhouse gases in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, floods and other climatic events. If any such effects were to occur, they could have an adverse effect on our financial condition and results of operations.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Hydraulic fracturing involves the injection of water, sand, and chemicals under pressure into dense subsurface rock formations to fracture the surrounding rock and stimulate production.  We commonly use hydraulic fracturing as part of our operations. Hydraulic fracturing typically is regulated by state oil and natural gas commissions, but the EPA has asserted federal regulatory authority pursuant to the SDWA over certain hydraulic fracturing activities involving the use of diesel, and in February 2014, issued permitting guidance for such activities. Also, in May 2014, the EPA issued an Advanced Notice of Proposed Rulemaking under the Toxic Substances Control Act that would require companies to disclose information regarding the chemicals used in hydraulic fracturing.

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At the state level, several states have adopted or are considering legal requirements that could impose more stringent permitting, disclosure and well construction requirements on hydraulic fracturing activities. For example in May 2013, the Texas Railroad Commission adopted new rules governing well casing, cementing and other standards for ensuring that hydraulic fracturing operations do not contaminate nearby water resources. Local government also may seek to adopt ordinances within their jurisdictions regulating the time, place and manner of drilling activities in general or hydraulic fracturing activities in particular or prohibit the performance of well drilling in general or hydraulic fracturing in particular. If new or more stringent federal, state or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where we operate, we could incur potentially significant added costs to comply with such requirements, experience delays or curtailment in the pursuit of exploration, development or production activities, and perhaps even be precluded from drilling wells.

The White House Council on Environmental Quality is coordinating an administration-wide review of hydraulic fracturing practices, and the EPA has commenced a study of the potential environmental effects of hydraulic fracturing on water resources. The EPA has indicated that it expects to issue its study report in the first half of 2015. Moreover, the EPA is developing effluent limitations for the treatment and discharge of wastewater resulting from hydraulic fracturing activities and plans to propose these standards sometime in 2015. Other governmental agencies, including the U.S. Department of Energy and the U.S. Department of the Interior, are evaluating various other aspects of hydraulic fracturing. These ongoing or proposed studies, depending on their findings, could spur initiatives to further regulate hydraulic fracturing under the SDWA or other regulatory mechanisms. If new or more stringent federal, state or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where we operate, we could incur potentially significant added costs to comply with such requirements, experience delays or curtailment in the pursuit of exploration, development, or production activities, and perhaps even be precluded from drilling wells.

Our operations are substantially dependent on the availability of water. Restrictions on our ability to obtain water may have an adverse effect on our financial condition, results of operations and cash flows.

Water is an essential component of both the drilling and hydraulic fracturing processes. Historically, we have been able to purchase water from various sources for use in our operations. If we are unable to obtain water to use in our operations from local sources, we may be unable to economically produce oil and gas, which could have an adverse effect on our financial condition, results of operations and cash flows.

We may not be insured against all of the operating hazards to which our business is exposed.

Our operations are subject to the usual hazards incident to the drilling and production of oil and gas, such as windstorms, lightning strikes, blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids (including fluids used in hydraulic fracturing activities), fires, severe weather and pollution and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, clean-up responsibilities, regulatory investigation and penalties, and suspension of operations, all of which could result in a substantial loss. We currently do not maintain insurance the risks described above. Although we do plan on acquiring insurance during the third quarter of 2018, such insurance may not be adequate to cover losses or liabilities. Also, we cannot give assurance of the continued availability of insurance at premium levels that justify its purchase.

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Our business will suffer if we cannot obtain or maintain the necessary licenses.

Our operations will require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities. Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to changes in regulations and policies and to the discretion of the applicable government agencies, among other factors. Our inability to obtain, or our loss of or denial of extension, to any of these licenses or permits could hamper our ability to produce revenues from our operations.

Certain United States federal income tax deductions currently available with respect to oil and natural gas exploration and production may be eliminated as a result of proposed legislation.

Legislation has been proposed that would, if enacted into law, make significant changes to U.S. federal income tax laws, including the elimination of certain key U.S. federal income tax incentives currently available to oil and gas exploration and production companies. These changes include, but are not limited to:

●	the repeal of the percentage depletion allowance for oil and natural gas properties;
●	the elimination of current deductions for intangible drilling and development costs;
●	the elimination of the deduction for certain domestic production activities; and
●	an extension of the amortization period for certain geological and geophysical expenditures.

It is unclear whether these or similar changes will be enacted. The passage of this legislation or any similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that are currently available with respect to oil and natural gas exploration and development. Any such changes could have an adverse effect on our financial position, results of operations and cash flows.

Challenges to our properties may impact our consolidated financial condition.

Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense.  While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate. If our property rights are reduced, our ability to conduct our exploration, development and production activities may be impaired.

We will need to raise additional capital to continue operations over the coming year.

We anticipate the need to raise approximately $15,000,000 in capital to fund our operations through June 30, 2019. We expect to use these cash proceeds, primarily to acquire oil and gas properties, enter into joint ventures, retain additional key personnel and remain in full legal and accounting compliance with the SEC. We cannot guarantee that we will be able to raise these required funds or generate sufficient revenue to remain operational.

Our monetization strategy is dependent on many factors outside our control.

There is no guarantee that our efforts to monetize Soligen Technologies, Inc., nor any of the oil and gas properties we plan on acquiring, will be successful. Furthermore, our competitors are significantly better capitalized and maintain an advantage over us as pertains to capital expenditures, acquisitions and general business development. All these factors individually or collectively may preclude us from effectively monetizing our business.

19

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;

●	Maintain a system of management controls; and

●	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or targets. We compete with both start-up and established companies in the exploration and production of oil and gas fields. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the oil and gas sector.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

We may in the future be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. While neither Wyoming law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we have entered into an indemnification agreement with our President and intend to enter into similar agreements with other officers and directors in the future. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

If we are unable to maintain effective internal control over our financial reporting, the reputational effects could materially adversely affect our business.

Under the provisions of Section 404(a) of the Sarbanes-Oxley Act of 2002, as amended by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted rules requiring public companies to perform an evaluation of Internal Control over Financial Reporting (Internal Controls) and to report on our evaluation in our Annual Report on Form 10-K. Our Internal Controls constitute a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. In the event we discover material weakness in our internal controls and our remediation of such reported material weakness is ineffective, or if in the future we are unable to maintain effective Internal Controls, additional resulting material restatements could occur, regulatory actions could be taken, and a resulting loss of investor confidence in the reliability of our financial statements could occur.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

General Business Risks

The Company faces significant competition with respect to Acquisitions or Personnel.

The oil and gas business is a highly competitive industry. In seeking any suitable oil and gas properties for acquisition, or drilling rig operators and related personnel and equipment, the Company is a small entity with limited financial resources and may not be able to compete with most other companies, including large oil and gas companies and other independent operators with greater financial and technical resources and longer history and experience in property acquisition and operation.

The Company depends on key personnel, whom it may not be able to retain or recruit.

Certain members of present management and certain Company employees have substantial expertise in the areas of endeavor presently conducted and to be engaged in by the Company. To the extent that their services become unavailable, the Company would be required to retain other and additional qualified personnel to perform these services in technical areas upon which the Company is dependent to conduct exploration and production activities. The Company does not know whether it would be able to recruit and hire qualified and additional persons upon acceptable terms. The Company does not maintain “Key Person” insurance for any of the Company’s key employees.

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The Company’s operations are subject to changes in general economic conditions.

Virtually all of the Company’s operations are subject to the risks and uncertainties of adverse changes in general economic conditions, the outcome of potential legal or regulatory proceedings, changes in environmental, tax, labor and other laws and regulations to which the Company is subject, and the condition of the capital markets utilized by the Company to finance its operations.

Our business and operations may experience rapid growth. If we fail to manage our growth, our business and operating results could be harmed and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

We may experience rapid growth in our sales and operations, which may place significant demands on our management, operational and financial infrastructure. If we do not manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position. The required improvements may include: Enhancing our information and communication systems to attempt to optimize proper service to our customers, and Enhancing systems of internal controls to ensure timely and accurate reporting of all of our operations

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We have no operating history under our new business model in the oil and gas industry. This makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have no operating history under our new business model in the oil and gas industry. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. We may need to raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our Common Stock, and our existing stockholders may experience dilution.

The Company’s Chairman of the Board beneficially controls a substantial amount of the Company’s voting rights and has significant influence over the Company’s business.

Gary Grimshaw, the Chairman of the Company’s Board of Directors, is the sole shareholder of the Company’s Series D Preferred stock. At June 26, 2018, Mr. Grimshaw individually controls 1,000 shares of the Company’s Series D Preferred stock. His ownership and voting control of 100.00% of the Company’s Series D Preferred stock gives him significant influence on the outcome of corporate transactions or other matters submitted to the Board of Directors or shareholders for approval, including mergers, consolidations, and the sale of all or substantially all of the Company’s assets.

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Shares eligible for future sale may depress the Company’s stock price.

At June 29, 2018, the Company had 38,946,389 shares of common stock outstanding of which 9,503,874 shares were held by officers, directors, and affiliates.

All of the shares of common stock held by affiliates are restricted or controlled securities under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The shares of the common stock issuable upon exercise of the stock options have been registered under the Securities Act. Sales of shares of common stock under Rule 144 or another exemption under the Securities Act or pursuant to a registration statement could have a material adverse effect on the price of the common stock and could impair the Company’s ability to raise additional capital through the sale of equity securities.

Future issuance of additional shares of the Company’s common stock would cause dilution of ownership interest and adversely affect stock price.

The Company may in the future issue previously authorized and unissued securities, resulting in the dilution of the ownership interest of its current stockholders. The Company is currently authorized to issue a total of 980 million shares of common stock with such rights as determined by the Board of Directors. Of that amount, approximately 39.0 million shares have been issued. The potential issuance of the approximately 941.0 million remaining authorized but unissued shares of common stock may create downward pressure on the trading price of the Company’s common stock.

The Company may also issue additional shares of its common stock or other securities that are convertible into or exercisable for common stock for raising capital or other business purposes. Future sales of substantial amounts of common stock, or the perception that sales could occur, could have a material adverse effect on the price of the Company’s common stock.

The Company may issue shares of preferred stock with greater rights than Common Stock.

The Company’s charter authorizes the Board of Directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from holders of the Company’s common stock. Any preferred stock that is issued may rank ahead of the Company’s common stock in terms of dividends, priority and liquidation premiums and may have greater voting rights than the Company’s common stock. On April 11, 2018, the Company’s Board of Directors approved the designation of a new series of Preferred stock, Series D Preferred stock. The Company is authorized to issue up to 1,000 shares of Series D Preferred Stock of which 1,000 shares have been issued and are held by our President, Gary Grimshaw.

Lack of indications of product acceptability.

The success of the Company will be dependent upon its ability to develop commercially acceptable products and to sell such products in quantities sufficient to yield profitable results. To date, the Company has received no indications of the commercial acceptability of any of its proposed products. Accordingly, the Company cannot predict whether its products can be marketed and sold in a commercial manner.

Reliance upon third parties.

The Company does not intend on maintaining a significant technical staff nor does it intend on manufacturing its products. Rather it will rely heavily on consultants, contractors, and manufacturers to design, develop and manufacture its products. Accordingly, there is no assurance that such third parties will be available when needed at affordable prices.

Competition

Although management believes its products, if developed, will have significant competitive advantages to other products in their respective industries, with respect to such products, the Company will be competing in industries, such as the industrial wastewater industry, where enormous competition exists. Competitors in these industries have greater financial, engineering and other resources than the Company. No assurances can be given that any advances or developments made by such companies will not supersede the competitive advantages of the Company’s products.

Protection of intellectual property.

The success of the Company will be dependent, in part, upon the protection of various proprietary technologies from competitive use. Certain technologies are the subject of various patents in varying jurisdictions. In addition to the patent applications, the Company relies on a combination of trade secrets, nondisclosure agreements and other contractual provisions. Nevertheless, these measures may be inadequate to safeguard the Company’s use of underlying technologies. If these measures do not protect the intellectual property rights, third parties could complicate the Company’s use of technologies, and its ability to compete in the market would be reduced significantly.

In the future, the Company may be required to protect or enforce patents and patent rights through patent litigation against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time, and could divert management’s attention from other business concerns. These actions could put the Company’s patents at risk of being invalidated or interpreted narrowly and any patent applications at risk of not issuing. In defense of any such action, these third parties may assert claims against the Company. The Company cannot provide any assurance that it will have sufficient funds to vigorously prosecute any patent litigation, that it will prevail in any of these suits, or that the damages or other remedies awarded, if any, will be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation, which could result in the negative perception by investors, which could cause the price of the Company’s common stock to decline dramatically.

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Risks Related to this Offering

We are a shell company pursuant to Rule 405 of the Securities Act. This may impact our ability to attract additional capital.

We have no assets and our operations appear to have been primarily organizational since we discontinued previous operations when a Custodian was appointed to oversee the operations of the Company on March 22, 2018. We are a shell company pursuant to Rule 405 of the Securities Act. The consequences of shell company status may affect our ability attract additional capital. Under SEC Rule 144 restricted and control securities may be resold in reliance on Rule 144 unless and until the company has has ceased to be a shell company, is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, during the preceding 12 months and has filed current “Form 10 information” with the SEC reflecting its status as an entity. When these conditions are satisfied, then those securities may be sold subject to the requirements Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

The unavailability of Rule 144 may affect our ability to attract additional capital as investors may not be willing to purchase restricted or control securities unless they can sell under Rule 144.

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this Offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this Offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this Offering will own 92.77% of the then outstanding shares of all classes of common stock, resulting in a dilution of $0.003 per share to investors in this offering. Please see “Dilution” for further information.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be set by us based on a number of factors and may not be indicative of prices that will prevail on OTCMarkets or elsewhere following this Offering. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

●	actual or anticipated variations in our periodic operating results;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the press or investment community; and

●	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

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We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Our financial statements are unaudited and have not been reviewed by an independent accountant.

Management has prepared the Company’s financial statements. These statements have not been audited. No independent accountant has reviewed these financial statements.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The Board of Directors performs these functions as a whole. No members of the Board of Directors are an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Our control shareholder holds a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our control shareholder is the beneficial owner of 100.00% of our Series D Preferred Stock, which, along with his ownership of common stock, controls 94.73% of the voting securities prior to the Offering and 95.24% of our outstanding voting securities after the to the Offering, assuming all 500,000,000 shares of common stock in this Offering are sold. As a result of this ownership, he possesses and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

It is important to note that we are now making an offering under Regulation A, Tier 1. We do not have any ongoing reporting obligations under this rule. We will have no ongoing reporting requirements following this offering. We are not currently registering our offering under the Exchange Act.

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

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If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

It is important to note that we are now making an offering under Regulation A, Tier 1. We do not have any ongoing reporting obligations under this rule. We will have no ongoing reporting requirements following this offering. We are not currently registering our offering under the Exchange Act.

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, and/or conversion of the Notes convertible into Common Stock, or the expiration of lock-up agreements that restrict the sale of Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

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Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use up to $900,000 of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $500,000) will be $14,500,000. We will use these net proceeds for:

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
			3,200,000	Acquire previously drilled wells
			975,000	Acquire re-work rigs
			2,000,000	Leasehold acquisitions
			100,000	Leasehold maintenance
			5,700,000	Re-work expenses on individual wells
			200,000	Joint venture costs
			200,000	Bond and state filing fees
			60,000	Office space (field and corporate)
			495,000	Salaries
			250,000	Legal
			200,000	Marketing
			175,000	Consulting
			900,000	Working capital
			45,000	Loan Repayment
100.00%	$15,000,000	$500,000	$14,500,000

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
			1,500,000	Acquire previously drilled wells
			487,500	Acquire re-work rigs
			1,000,000	Leasehold acquisitions
			50,000	Leasehold maintenance
			2,650,000	Re-work expenses on individual wells
			100,000	Joint venture costs
			100,000	Bond and state filing fees
			30,000	Office space (field and corporate)
			500,000	Salaries
			100,000	Legal
			100,000	Marketing
			87,500	Consulting
			650,000	Working capital
			45,000	Loan Repayment
50.00%	$7,500,000	$300,000	$7,200,000

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If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
			500,000	Acquire previously drilled wells
			250,000	Acquire re-work rigs
			500,000	Leasehold acquisitions
			75,000	Leasehold maintenance
			1,300,000	Re-work expenses on individual wells
			50,000	Joint venture costs
			50,000	Bond and state filing fees
			30,000	Office space (field and corporate)
			400,000	Salaries
			75,000	Legal
			50,000	Marketing
			25,000	Consulting
			500,000	Working capital
			45,000	Loan Repayment
25.00%	$3,750,000	$200,000	$3,550,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 25% or 50% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of March 31, 2018 was $(12,677) or $0.00 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $500,000, $300,000 and $200,000, respectively):

	100%	50%	25%

Price to the public charged for each share in this Offering	$0.03	0.03	0.03

Historical net tangible book value per share as of March 31, 2018 (1)	$(0.0003)	(0.0003)	(0.0003)

Increase in net tangible book value per share attributable to new investors in this Offering (2)	$0.027	0.025	0.022

Net tangible book value per share, after this Offering	$0.027	0.025	0.020

Dilution per share to new investors	$0.003	0.005	0.008

(1)	Based on net tangible book value as of March 31, 2018 of $(0) and 38,946,389 outstanding shares of Common stock.
(2)	After deducting estimated offering expenses of $500,000, $300,000, and $200,000, respectively.
(3)	At March 31, 2018, the par value of the Company’s common stock was $0.00. The par value was changed to $0.001 with the filing of the Company’s Amended and Restated Articles of Incorporation on April 11, 2018.
(4)	The calculations utilized for the figures shown in the table above use the new par value of $0.001.

On April 24, 2018, the Company entered into a Consulting Agreement with one of its directors, Jimmy Wayne Anderson. The Agreement has a term of two months and the compensation due to Mr. Anderson is Forty-Five Thousand and no/100 Dollars ($45,000) payable to Mr. Anderson upon the Company’s completion of a financing transaction.

On April 24, 2018, the Company issued an 5% unsecured promissory note to Mr. Anderson in the amount of $45,000. As of June 18, 2018, $45,000 was outstanding with accrued interest of $344.96 which will be reflected in the Company’s financials as of June 30, 2018 as accounts payable and notes payable – related party in the accompanying unaudited balance sheets. Please see INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS for further information.

On April 24, 2018, the Company executed an employment agreement with Gary Grimshaw to serve in the role as President, Treasurer, and Secretary of the Company upon the terms and provisions and, subject to the conditions set forth in the Agreement, for a term of five (5) years, commencing on April 24, 2018, and terminating on April 24, 2023, unless earlier terminated as provided in the Agreement. The Agreement included options to Mr. Grimshaw to purchase 50,000,000 shares of common stock at an average price of $.002 per share. Mr. Grimshaw will receive an annual compensation of $300,000 for each of the five years of the Agreement.

Percentage Ownership Not Including Certain Shares

Share Structure	Number of Shares Outstanding	Percent of Class Before Offering	Percent of Class After Offering
Shares outstanding prior to offering (a)	38,946,389	100.00%	7.23%
Shares offered in offering (b)	500,000,000	0.00%	92.77%
Total shares	538,946,389	100.00. %	100.00%

(a)	Shares outstanding prior to the Offering Statement not including the 50,000,000 shares to be issued to Gary Grimshaw upon the exercise of the warrant issued to Mr. Grimshaw upon the entry into the Employment Agreement with the Company dated April 24, 2018.
(b)	Total shares outstanding after the offering equals 538,946,389 and assumes that all shares in the offering are sold.

Percentage Ownership Including All Shares Issued and Outstanding

Share Structure	Number of Shares Beneficially Owned	Percent of Class Before Offering	Percent of Class After Offering
Shares outstanding prior to offering (a)	38,946,389	43.79%	6.61%
Shares issuable to Gary Grimshaw	50,000,000	56.21%	8.49%
Shares offered in offering (b)	500,000,000	0%	84.90%
Total shares	588,946,389	100%	100%

(a)	The 50,000,000 shares issuable to Gary Grimshaw are included in the Percent of Class Before and After Offering
(b)	Total shares outstanding after the offering equals 588,946,389 and assumes that all shares in the offering are sold.
(c)	Purchasers of the shares in the offering statement are diluted by 7.87% due to the 50,000,000 shares to be issued to Mr. Grimshaw upon exercise of the warrant.

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Exchange Listing

Our Common Stock is traded on OTC Markets Pinksheets under the symbol “SGTN.”

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Maximum Offering is reached or, if it not is reached, on the Termination Date.

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Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to http://www.soligentechnologies.com, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has not had material revenues from operations in each of the last two fiscal years.

From Inception through early 2006, the Company’s business model was centered around a license agreement with the Massachusetts Institute of Technology (“M.I.T.”). The license granted the Company the right to develop, manufacture, market and sell products utilizing certain patented technology and processes for the production of ceramic casting molds for casting metal parts. Prior management abandoned the public operations in 2006 and took the Company’s subsidiary and its operations private. On April 24, 2018, the Company’s new and current management elected to change its business model to that of an exploration and production company in the oil and natural gas industry.

The Company plans to enter the oil and natural gas sector through the acquisition of previously producing wells, acquisition of leaseholds, mineral rights, fee simple land, drilling of new wells and the establishment of a service company.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months.

The Company may make significant changes in the number of employees at the corporate level, as well as retaining the services of software developers as contract labor or employees.

Investments. The Company intends to make substantial investments in its two divisions: exploration and production (E & P) and service.

Marketing and sales. The Company will cause its divisions to make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

Cost of revenue. The Company expects that the cost of revenue for its operations will consist primarily of expenses associated with the development and distribution of our services. These include expenses related to providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will continue to engage in research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing sales, and in promoting and managing its operations.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

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The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

It is important to note that we are now making an offering under Regulation A, Tier 1. We do not have any ongoing reporting obligations under this rule. We will have no ongoing reporting requirements following this offering. We are not currently registering our offering under the Exchange Act.

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OUR BUSINESS

______

Soligen Technologies, Inc. is a Wyoming corporation that is the successor to an inactive British Columbia corporation organized in 1988 under the name Pars Resources, Ltd, which name was subsequently changed to WDF Capital Corp. In connection with its reincorporation in Wyoming in 1993, the Company changed its name to Soligen Technologies, Inc. On April 15, 1993, the Company merged with Soligen, Inc., a Delaware Corporation, in a reverse acquisition transaction. Pursuant to a share exchange agreement, the Company acquired all of the issued and outstanding shares of Soligen, Inc. in consideration of the issuance of 11,600,000 shares of the Company's Common Stock to the former shareholders of Soligen, Inc.

The Company’s principal executive office is located at Pennzoil Plza. Bldg., Suite 1300, 700 Milam St., Houston, TX 77002, telephone (832) 871-5107. References to the “Company” include Soligen Technologies, Inc., Soligen and predecessors unless the context indicates otherwise. As of the date of this report, Soligen Technologies, Inc. has no subsidiaries.

The Company’s Common Stock was formally listed for trading on the American Stock Exchange’s (the “AMEX) Emerging Company Marketplace under the symbol “SGT” and on the Canadian Venture Exchange (the “CDNX”), formally the Vancouver Stock Exchange, under the symbol “SGT.” On May 24, 1999, the AMEX notified the Company that its Common Stock listing did not meet their minimum listing guidelines of stockholders’ equity in an amount greater than Two Million Dollars ($2,000,000), and a per share market price of greater than One Dollar ($1.00). As a result of the action taken by the AMEX, the last day of trading for the Company’s Common Stock on the AMEX was September 3, 1999. The Company’s Common Stock began trading on the Over-the-Counter Market (OTC Bulletin Board) on September 7, 1999 under the symbol “SGTN.”

On March 3, 2000, the Company approved plans to delist its common shares from trading on the CDNX. The Company acted to delist its shares because of the very low volume trading on that market. The last day of trading for the Company’s Common Stock on the CDNX was April 28, 2000.

The Issuer’s offices are located at Pennzoil Plza. Bldg., Suite 1300, 700 Milam St., Houston, TX 77002, telephone (832) 871-5107, Email info@soligentechnologies.com. We maintain a website at http://www.soligentechnologies.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Our Business

The Company has had no revenues from operations in each of the last two fiscal years.

From Inception through early 2006, the Company’s business model was centered around a license agreement with the Massachusetts Institute of Technology (“M.I.T.”). The license granted the Company the right to develop, manufacture, market and sell products utilizing certain patented technology and processes for the production of ceramic casting molds for casting metal parts. The Company abandoned its public operations in 2006. On April 24, 2018, Soligen Technologies, Inc.’s new and current management elected to change its business model to that of an exploration and production company in the oil and natural gas industry.

The Company plans to enter the oil and natural gas sector through the acquisition of previously producing wells, acquisition of leaseholds, mineral rights, fee simple land, drilling of new wells and the establishment of a service company.

ENVIROMENTALLY FRIENDLY ENHANCED OIL RECOVERY (EOR)

Business Plan Summary

Current Operations

Soligen Technologies, Inc. has transformed into an environmentally friendly oil service company which contracts state of the art enhanced oil recovery (EOR) technologies to be utilized for its own acquisitions, leasing or joint ventures, and through its service division in the energy space globally. The trend in various environmental regulations worldwide has placed more restrictions and limitations on the oil industry resulting in increased operating costs. With its environmental focus, Soligen Technologies, Inc. will be particularly well positioned for the future of EOR by contracting technologies such as those which use only sound or small amounts of pulsating water to enhance the flow of oil. More environmentally friendly survey technologies that result in three dimensional maps of the formations and reservoirs below existing and planned new production will give Soligen very accurate data to help minimize costs and further its environmental offerings and capabilities.

Our principal strategy will be focused on the acquisition and development of oil and gas properties that have low production decline rates and offer drilling opportunities with low risk profiles.

Asset Purchases

As part of their transition, Soligen entered into an Asset Purchase Agreement with US Natural Gas Corp KY (“KY”) for the purchase of 13 previously producing crude wells, approximately 1700 acres of leaseholds, tank batteries and gathering systems all located in multiple counties throughout the State of Kentucky.

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Under the terms of the Agreement, the Company will acquire the 13 crude wells for consideration of One Hundred Forty Thousand and no/100 Dollars ($140,000). At Closing, the Company assigned KY a royalty for payment out of production whereby KY shall receive thirty percent (30%) of the gross proceeds of production from the acquired assets. In addition, KY shall receive ten percent (10%) of the monthly gross proceeds of production from any new drilled wells on the acquired leases. KY shall receive payments from production until such time that KY has received a total of One Hundred Forty Thousand and no/100 Dollars ($140,000). Upon receipt of a total amount of One Hundred Forty Thousand and no/100 Dollars ($140,000), KY shall receive no further royalty payments.

KY Wells

WHITLEY COUNTY, KENTUCKY WELLS
WELL NAME	TOTAL DEPTH (a)	STATUS (b)	PRODUCT (c)
HOBERT WHITE #1	1303	SI	NG
MILTON HARMON #1	1758	SI	NG

SOUTH CENTRAL KENTUCKY OIL WELLS
WELL NAME	COUNTY	TOTAL DEPTH (a)	STATUS (b)	PRODUCT (c)
JAMES BRUMMETT #1	ADAIR	1562	SI	O
JAMES BRUMMETT #2	ADAIR	1439	SI	O
JASON CAMFIELD #1	ADAIR	750	SI	O
J.C. LASLEY #1	ADAIR	1620	SI	O
J.C. LASLEY #1A	ADAIR	1565	SI	O
J.C. LASLEY #2	ADAIR	1574	SI	O
J.C. LASLEY #5	ADAIR	1657	SI	O
COLBY SMITH #1	ADAIR	1680	SI	O
D&M FARMS #1	HART	2250	SI	O
RANDY HATCHER #1	ADAIR	1574	SI	O
TROY ISOM #1	MORGAN	1705	SI	NG

(a) -	Total Depth as per completion report
(b) -	Status
i) PR - In Production
ii) PL - Plugged
iii) SI - Shut-In
(c) -	Product
i) O - Oil production
ii) NG - Natural Gas production
iii) O/NG - Both Oil & Natural Gas production

Along with its current holdings of oil and gas leases and previously producing wells in Kentucky, the Company will seek to joint venture or to acquire new properties and leases for EOR rework or development as well as servicing clients with environmental friendly EOR treatments globally. We seek to operate and maintain a substantial working interest in our properties. We believe the ability to control our drilling inventory will provide us with the opportunity to more efficiently allocate capital, manage resources, control operating and development costs, and utilize our knowledge of oil and gas field technologies.

Enhanced Oil Recovery

The EOR target market for Soligen Technologies, Inc. and its services is the overwhelming bulk of marginally producing (stripper) existing oil wells in the world. According to the Interstate Oil and Gas Compact Commission (IOGCC), a stripper oil well is one that produces 10 barrels of oil per day (BOPD), or 60,000 cubic feet Mcf of natural gas per day or less. Stripper wells started life as normal wells producing much higher volumes via the natural underground pressure present in a new well. As time passes, the pressure drops and so does the volume of oil or gas produced from the wellbore. Even after the pressure and well production drops to marginal levels, up to two-thirds of the oil in the reservoir may still be there. Each reservoir is different, so the amount of oil left varies widely. The remaining oil may not be economically retrievable using conventional lifting technology. As a result, many of these marginal wells are at risk of being plugged or prematurely abandoned, leaving a lot of oil or gas behind.

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Soligen Technologies, Inc. will use proven and patented environmentally friendly technologies to help recover a higher percentage of the oil still left in these wells. The key point is that Soligen Technologies, Inc. is targeting known oil reserves instead of searching for unproven oil deposits and will do this in a most environmentally conscious way. New state of the art methods for EOR include using small amounts of water, sound, or environmentally friendly chemicals (Not acids) applied in a high-tech method to re-open and enhance the downhole zone as well as increase lost pressure, which can increase oil recovery.

A $15,000,000 Regulation A offering will fund Soligen Technologies, Inc.’s client EOR servicing set up, current and additional lease developments, global expansion into South America, and acquisitions. Soligen Technologies, Inc. will apply state of the art environmentally friendly patented Enhanced Oil Recovery (EOR) methods to improve the oil/gas productivity of existing wells for clients and on these acquired or leased properties. In some cases, Soligen will develop new production wells adjacent to existing production and sell the produced hydrocarbons on the market.

Service Company

In addition to reworking its assets in Kentucky, the offering proceeds will allow Soligen Technologies, Inc. to set up a service company for third party operators as well as expand its acquisitions and leases. Soligen Technologies, Inc. will market its services to independent oil and gas companies. Strategic alliances with drilling contractors and drilling services consultants are expected. In international markets, state-owned oil and gas companies will also be a significant customer group. Domestic sales will be made directly by Soligen Technologies, Inc. International sales will be made by Soligen directly, through independent international agents, or through cooperative marketing arrangements with local companies

Although every well, reservoir, and formation is unique, contracted state of the art survey and EOR technologies will give Soligen Technologies, Inc. the ability to see a three dimensional view below and around existing well sites which allow the accurate evaluation of the best approach to treat the wells for maximum increased enhanced oil recovery. Once data is evaluated, the different potential high tech environmentally friendly treatments will only use small amounts of water or sound to clean the bore hole and expand the surrounding region of existing oil entry with no acids needed to open fresh new cost-effective paths for additional oil to flow better. The depth for exploration and recovery of hydrocarbons is practically unlimited.

Acquisitions, Joint Ventures, and Leases

Acquisitions are the key to the growth of Soligen Technologies, Inc. By acquiring properties that have a proven production history, and then cost effectively enhancing that production is expected to increase the value of the acquisition. The search for these acquisitions will naturally lead to Joint Ventures, new lease opportunities, and clients for servicing.

New drilling

The EOR evaluation process in some cases will provide the opportunity for new drilling. Soligen Technologies, Inc. and JV partners, or clients can utilize three dimensional maps of the area below and around the known oil producing regions to identify precise new drilling points without the hit or miss approach of the past.

Production Estimates

FIRST YEAR

According to the National Stripper Well Association (NSWA), there are around 400,000 stripper oil wells in the United States, with about 320,000 still actively producing oil. Since 1994, the number of oil stripper wells has remained relatively constant. Soligen Technologies, Inc. plans to acquire and treat at least 57 old wells in the first transition year in USA alone. The survey phase will evaluate and then rework at least 57 low producing wells during the first 4 months. In the second month initial EOR/Recompletion costs of the first 15 low producing and closed wells is 15 X $100,000 = $1,500,000.

The EOR treatment and recompletion costs of 57 low producing wells is approximately 57 x $100,000 = $5,700,000 and will take 4 months after acquisition. After the 4 months, all 57 low productivity and closed wells will be treated by EOR/Recompletion methods and the total productivity in the fifth month should reach approximately 1,425 barrels per day. As we increase our oil and gas production and develop our existing properties, we expect that our unit cost structure will benefit from economies of scale. In particular, we anticipate reducing unit costs by greater utilization of our existing infrastructure over a larger number of wells. By the end of the first year Soligen Technologies, Inc. intends to expand its operations to additional countries in South America.

SECOND YEAR

During the second transition year, Soligen Technologies, Inc. plans to drill at least 100 offset wells adjacent to the previously drilled well acquired during year one.

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The estimated cost of drilling a new well 3000 feet total depth in lime, chalk and shale formations, plus well casing, cementing, rods, tubing and production equipment (valves, pumps, etc.) is $75,000. Production bonds, permits, registration and piping to major shipment pipe line, etc. is $25,000 on average. The estimated total new well construction cost is $100,000.

New well completion will be followed by EOR formation stimulation. The conservative cost of EOR formation stimulation is $100,000. The total cost of a new well from the start of drilling to the start of production is $200,000 and will take approximately 4 weeks.

The total cost of 100 new wells from the start of drilling to the start of production is 100 x $200,000 = $20,000,000.

In the second year 10 new off-set wells can be drilled and EOR treated every month adjacent and to the wells placed into production or treated in year one. Every month the total productivity of new drilled wells will reach 10 X 25 bbl. = 250 bbl. per day totaling 7,500 bbl. per month in new production.

The total productivity of 57 old and 100 new drilled wells after EOR treatment methods should reach at least 157 X 25 = 3,925 bbl. per day, 1,373,750 bbl. per year or approximately $34,343,750 in annual revenue based on $50 per barrel price of oil. The EOR treatment effect on a well’s productivity may last for 10 years or more but are expected to experience production depletion every year by a very small percentage. Periodic EOR re-treatments are done to the wells intermittently on an as needed basis to keep the oil flowing nicely but are far less costly. The net revenue after taxation, production cost, oil losses (usually 2%) for piping from wells to major shipping line, for wells productivity depletion and etc. is projected to reach approximately $30,000,000 per year after first year of operation.

Old Well Acquisition: Net Operating Income, expenses and profits

First year of operation: Gross Expenses versus Gross Revenue

Production cost is included into EOR treatment cost of old wells. Taxation is offset by federal and state incentives for wells restoration, recompletion and drilling. The calculation is based on very conservative assumptions. 50% of gross revenue ($23,625,000) is the expected return to Soligen Technologies, Inc. in the case of a Joint Venture.

FIRST YEAR 57 OLD WELL ACQUISITION AND TREATMENT

Months into Operation	Land Acquisition and Incurred Expenses	Geophysical Survey Expenses	EOR Expenses to Treat 57 Previously Producing Wells (Old)	Total Monthly Expenses	Monthly Production of 57 Previously Producing Wells (Old) after EOR (in bbls)	Gross Expenses versus/ Gross Revenue
1	2,263,400	240,250	1,500,000	4,003,650	11,250	4,003,650/ 562,250
2	1,023,946	240,250	1,500,000	2,764,196	22,500	2,764,196/ 1,125,000
3	1,023,946	240,250	1,500,000	2,764,196	33,750	2,764,196/ 1,687,500
4	1,023,946	240,250	1,500,000	2,764,196	45,000	2,463,250/ 2,250,000
5	1,023,946			1,023,000	45,000	1,023,000/ 2,250,000
6	1,023,946			1,023,000	45,000	1,023,000/ 2,250,000
7	1,023,946			1,023,000	45,000	1,023,000/ 2,250,000
8	1,023,946			1,023,000	45,000	1,023,000/ 2,250,000
9	1,023,946			1,023,000	45,000	1,023,000/ 2,250,000
10	1,023,946			1,023,000	45,000	1,023,000/ 2,250,000
11	1,023,946			1,023,000	45,000	1,023,000/ 2,250,000
12	1,023,946			1,023,000	45,000	1,023,000/ 2,250,000
Total Year	13,526,806	961,000	6,000,000	20,480,238	472,500 Bbl	20,179,292/ 23,625,000

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*Second year of operation: Gross Expenses versus Gross Revenue

*Based on drilling new wells including production increase from year one old well treatment.

Month	Total Barrels Produced	Summarized Total Production Cost	Summarized Gross Revenue	Net revenue	Gross Expenses versus/ Gross Revenue
13	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,000/ 4,710,000
14	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,000/ 4,710,000
15	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,000/ 4,710,000
16	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,000/ 4,710,000
17	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,000/ 4,710,000
18	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,000/ 4,710,000
19	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,000/ 4,710,000
20	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,000/ 4,710,000
21	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,000/ 4,710,000
22	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,000/ 4,710,000
23	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,000/ 4,710,000
24	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,000/ 4,710,000
Total Year	141,000 Bbl	7,065,000	70,650,000	56,520,000	14,130,000/ 56,520,000

Production cost: $5 per barrel. Total production cost = $5 X (total produced barrels)

Taxation: 10% yearly (federal and state tax incentives for restoration, EOR recompletion and new drilling are not included).

Conservative Oil loses due to new piping and oil shipment from wells to major shipping pipe line: 5%. The usual real loss is around 2%.

Total gross expenses: 20% of gross revenue.

50% of net revenue ($42,050,000) is the expected return to Soligen Technologies, Inc. in the case of Joint Venture.

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Third, fourth and fifth year of operation: Total Expenses versus Net Revenue

Month	Total Barrels Produced	Summarized Total Production Cost	Summarized Gross Revenue	Net revenue	Gross Expenses versus/ Gross Revenue
25	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,500/ 4,710,000
26	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,500/ 4,710,000
27	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,500/ 4,710,000
28	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,500/ 4,710,000
29	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,500/ 4,710,000
30	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,500/ 4,710,000
31	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,500/ 4,710,000
32	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,500/ 4,710,000
33	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,500/ 4,710,000
34	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,500/ 4,710,000
35	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,500/ 4,710,000
36	11,750 Bbl	588,750	5,887,500	4,710,000	1,177,500/ 4,710,000
Total	141,000 Bbl	7,065,000	70,650,000	56,520,000	14,130,000/ 56,520,000

Production cost: $5 per barrel. Total production cost = $5 X (total produced barrels)

Taxation: 10% yearly (federal and state tax incentives for restoration, EOR recompletion and new drilling are not included).

Conservative Oil loses due to new piping and oil shipment from wells to major shipping pipe line: 5%. The usual real loss is around 2%.

Total gross expenses: 20% of gross revenue.

50% of net revenue is expected return to SOLIGEN in a third, fourth and fifth year of operation in the case of Joint Venture.

Over $87,000,000 is the expected net return to Soligen Technologies, Inc. within the first 5 years of operation in the case of Joint Venture.

The possibility to drill additional wells during and after first year of operation estimates over 200 productive wells are expected in USA and may therefore increase the values of the original land acquisitions several times over.

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Milestones and Budget

We have the created the following milestones and budgets. It is important to note that achievement of these milestones and their budget targets is subject to substantial risk. See “Risk Factors” and “Forward Looking Statements.”

Operational Objectives July 1, 2018 to September 30, 2018:

Expected proceeds from Reg A offering	Operational Objectives
$75,000	Finalize consulting agreement with selected candidate(s), assemble advisory board, and loan repayment
238,000	KY wells re-entry and stimulation, hire well tender, marketing plan
2,275,000	Identify and purchase new wells and rework costs, bonding
236,250	Office, Admin, Regulatory, Salaries, Legal, Accounting systems, Travel, Accrued expenses/invoices
818,750	Joint Venture costs, leasehold acquisition and maintenance, Re-work rig acquisition
250,000	Working capital reserve and Offering costs

$4,013,000	Total

Operational Objectives October 1, 2018 to December 31, 2018:

Expected proceeds from Reg A offering	Operational Objectives
$20,000	Advisory costs
38,000	Marketing, well tender costs
2,275,000	Identify and purchase new wells and rework costs, bonding
236,250	Office, Admin, Regulatory, Salaries, Legal, Accounting systems, Travel, invoices
50,000	Consultant costs
30,000	Hire internal or outsourced chief financial officer
588,750	Joint Venture costs, leasehold acquisition and maintenance
250,000	Working capital reserve and offering costs

$3,488,000	Total

Operational Objectives January 1, 2019 to March 31, 2019:

Expected proceeds from Reg A offering	Operational Objectives
$20,000	Advisory costs
42,000	Marketing, well tender costs
2,275,000	Identify and purchase new wells and rework costs, bonding
236,250	Office, Admin, Regulatory, Salaries, Legal, Accounting systems, Travel, invoices
50,000	Consultant costs
30,000	Chief financial officer cost
838,750	Joint Venture costs, leasehold acquisition and maintenance, Re-work rig acquisition
250,000	Working capital reserve and offering costs

$3,742,000	Total

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Operational Objectives April 1, 2019 to June 30, 2019:

Expected proceeds from Reg A offering	Operational Objectives
$20,000	Advisory costs
42,000	Marketing, well tender costs
2,540,000	Identify and purchase new wells and rework costs, bonding
236,250	Office, Admin, Regulatory, Salaries, Legal, Accounting systems, Travel, Accrued expenses/invoices
50,000	Consultant costs
30,000	Chief financial officer cost
588,750	Joint Venture costs, leasehold acquisition and maintenance
250,000	Working capital reserve and offering costs

$3,757,000	Total

Competition

Soligen Technologies, Inc. is pursuing a new business strategy in the oil and natural gas industry. The Company will operate under two divisions: (i) exploration and production and (ii) service.

Other public companies with divisions in oil and natural gas exploration and production as well as the service side of the industry include: British Petroleum, Chesapeake Energy, Baker Hughes, and Occidental Petroleum.

Our potential competitors may have greater resources, better access to capital, longer histories, more intellectual property and lower cost operations.

They may secure better terms during the investment negotiation process, make strategic decisions more quickly than us and devote more capital to better performing investments than we do.

Other companies also may enter into business combinations or alliances that strengthen their competitive positions.

Growth Issues

Service Delivery Controls

When awarded contracts that require additional resources, Soligen Technologies, Inc. will utilize its list of available consultants with expertise in the required areas. The collaborative nature of our professionals, coupled with our low overhead approach of hiring consultants on an as- needed basis creates challenges in the delivery of quality services and deliverables. Soligen Technologies, Inc. realizes that not everyone will share our vision, values, and methods.

In addition, Soligen Technologies, Inc. understands that as more competitors emerge it becomes increasingly difficult to acquire leases and previously drilled oil and natural gas wells.

Because Soligen Technologies, Inc. utilizes exhaustive interviewing, stringent contract candidate selection and referrals from trusted advisors there is a reasonable confidence that the majority of our concerns will be eliminated through these processes. Soligen Technologies, Inc. will enter into agreements with consultants and contractors who demonstrate a bold commitment to representing the core values of Soligen Technologies, Inc. in an effective manner.

Scalability

The ability to reproduce our acquisition model on a massive scale is a concern of Soligen Technologies, Inc. Every leasehold site is unique and presents different challenges. Such factors can negatively impact the growth and consistency of our methods and will ultimately challenge our ability to replicate our initial success. This will directly impact how fast Soligen Technologies, Inc. can scale its operations.

Insufficient Capital

Currently Soligen Technologies, Inc. is confronted with the need to attract and retain a consistent investment source in order to grow our operations rapidly. If Soligen Technologies, Inc. is not funded properly it will prevent us from capturing the majority of the market.

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To maintain our leadership role and first mover advantage in this space Soligen Technologies, Inc. is seeking funding from the capital markets which may include debt and equity offerings.

Production Lead Time

Currently lead time for each project is estimated at four (4) months for recompletions and 10 months for new drilling. This reflects permitting, drilling, above and below ground equipment installation, build-out of the tank battery, through to new production.

Marketing Strategy

Marketing Soligen Technologies, Inc.’s service division will be done through several different strategies. First, our relationship with like-minded companies will foster word of mouth advertising. Next, our consultants and sales personnel have meaningful relationships across a broad range of industries. These relationships can lead to contracts.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

We currently have one employee. We have three directors of which two are independent.

Personnel will be added on an as-needed basis. These personnel can include executive management, salespersons, software engineers, chemists, quality control technicians, managers and in most instances outsourced processes.

Specific and current needs include an office administrator and project manager for our wells located in the State of Kentucky.

Contract labor will include other oil services outsourced for state of the art survey, EOR, and drilling technologies screened to comply with and compliment Soligen Technologies high environmental standards.

Description of Property

We maintain an office in Houston, Texas. We consider that this space is sufficient for our current needs. Upon funding, the Company plans on opening a satellite office in Kentucky to oversee our rework joint venture.

MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of June 30, 2018:

Name and Principal Position	Age	Term of Office	Approximate hours per week

Gary Grimshaw-President, Director	61	Since April 24, 2018	40

Gary Grimshaw – President, Secretary, Principal Financial Officer and Director

Gary Grimshaw was appointed to the Board of Directors of Soligen Technologies, Inc. on April 24, 2018 and assumed the roles of President, Principal Financial Officer and Secretary on the same date. Prior to joining the Company, Mr. Grimshaw served as the Chief Executive Officer of Goodcom, Inc., a company he founded in 2006. At Goodcom, Inc., Mr. Grimshaw identified, invested in and exploited emerging environmental technologies in the oil and gas industry. Mr. Grimshaw attended North Texas University and Northwestern University for his undergraduate studies.

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Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Board Composition

Our Board of Directors currently consists of three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Each of our Board members has entered into a Director’s Service Agreement with the Company. Please see Financial Statements – NOTE 7 - COMMITMENTS AND CONTINGENCIES for further information.

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of June 30, 2018.

The names and ages of our Directors and Executive Officers are set forth below. Our By-Laws provide for not less than one Director. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board.

Name	Age	Position and Term
Gary Grimshaw	61	President, Director and Chairman of the Board since April 24, 2018
Jimmy Wayne Anderson	52	Director since April 10, 2018
Craig M. Borel, P.E.	54	Director since May 23, 2018

Gary Grimshaw – President, Secretary, Principal Financial Officer and Director

Gary Grimshaw was appointed to the Board of Directors of Soligen Technologies, Inc. on April 24, 2018 and assumed the roles of President, Principal Financial Officer and Secretary on the same date. Prior to joining the Company, Mr. Grimshaw served as the Chief Executive Officer of Goodcom, Inc., a company he founded in 2006. At Goodcom, Inc., Mr. Grimshaw identified, invested in and exploited emerging environmental technologies in the oil and gas industry. Mr. Grimshaw attended North Texas University and Northwestern University for his undergraduate studies.

Jimmy Wayne Anderson - Director

Jimmy Wayne Anderson was appointed to the Board of Directors on April 10, 2018 and is the co-founder and acting President and Chairman of the Board of Sylios Corp and has served in this capacity since the Company’s inception in 2008. Mr. Anderson has been instrumental in the establishment and development of each of the Sylios Corp’s operational subsidiaries as well as its oil and natural gas properties. Mr. Anderson leverages nearly 15 years of business experience in the financial and medical sectors prior to founding the Company. Mr. Anderson completed his undergraduate education at the University of Georgia and received his Doctorate degree from Temple University.

Craig M. Borel, P.E. – Director

Craig Borel is the Vice President of Engineering at North Star Energy Services. Prior to joining North Star Energy Mr. Borel was the Founder and President of Industrial Engineering Management, LLC based in Houston, TX where he performed oil and natural gas well evaluations, evaluated new and existing gas gathering lines, and provided Opinion of value and cost to cure on existing wells and lines to be relocated. Prior to founding Industrial Engineering management, Mr. Borel served as an engineer with several firms in the energy sector. Mr. Borel received his Bachelor of science in Petroleum Engineering from University of Southwestern Louisiana.

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Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our officers and directors of the Company as of June 30, 2018:

Name and Principal Position	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Gary Grimshaw - President, Director	-0-	-0-	-0-

On April 24, 2018, the Company executed an employment agreement with Gary Grimshaw to serve in the role as President, Treasurer, and Secretary of the Company upon the terms and provisions and, subject to the conditions set forth in the Agreement, for a term of five (5) years, commencing on April 24, 2018, and terminating on April 24, 2023, unless earlier terminated as provided in the Agreement. The Agreement included options to Mr. Grimshaw to purchase 50,000,000 shares of common stock at an average price of $.002 per share. Mr. Grimshaw will receive an annual compensation of $300,000 for each of the five years of the Agreement.

Director Agreements. We have entered into a Board Services Agreement with all three of the Company’s directors. Under the terms of the Agreement, commencing on the date each director accepts his position as a director, the Company is to pay each $2,500 per quarter for each quarter the director serves on its Board of Directors. In addition to cash compensation, the Company is to issue each director 10,000 shares of its common stock for each quarter served. Please see Financial Statements - NOTE 7 - COMMITMENTS AND CONTINGENCIES for further information.

Stock Options

The Company’s stockholders have approved a Stock Option Plan, as previously adopted by our Board of Directors (the “Plan”). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase shares of our Common Stock. To date, no options have been issued.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company or engages in or is involved with any business similar to ours, such option holder’s incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

Bonus Plan for Executive Officers

The Company’s Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

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Management Stock Bonus Plan

Our Management Stock Bonus Plan provides that the Company shall establish a reserve of shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. No shares have been issued under the plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by Wyoming law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

To the best of our knowledge, from January 1, 2016 to June 30, 2018, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Statement of Policy

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of June 29, 2018 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 38,946,389 shares of Common Stock.

Class D Preferred Stock $0.001 par value

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Gary Grimshaw (1)	1,000	100.00%

Total	1,000	100.00%

***The Company’s 1,000 shares of Series D Preferred Stock are convertible into 0 shares of Common Stock.

Common Stock $.001 par value

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Before Offering	Percent of Class After Offering(5)
Gary Grimshaw (1)(2)	50,000,000	56.21%	8.49%
Yehoram Uziel (3)(4)	9,503,874	24.40%	1.76%

All Executive Officers, Directors and 10% Shareholders as a Group	59,503,874	66.90%	10.10%

(1)	Mr. Grimshaw is the Company’s President, Principal Financial Officer and Chairman of the Board of Directors. Mr. Grimshaw was appointed to these roles with the Company on April 24, 2018. The shares included in Mr. Grimshaw’s ownership include 50,000,000 shares of common stock issuable to Mr. Grimshaw upon exercise of the warrant issued to Mr. Grimshaw with the entry into his Employment Agreement dated April 24, 2018.

(2)	The principal address of Mr. Grimshaw is 5753 Hwy 85 N. #3389, Crestview, FL 32536.

(3)	Yehoram Uziel served as the Company’s President and Chairman of the Board until March 22, 2018when Small Cap Compliance, LLC was appointed Custodian of the Corporation by the District Court of Laramie County, Wyoming. On this date, Mr. Uziel’s role as an officer and director was terminated.

(4)	The principal address of Yehoram Uziel is 19408 Londelius St, Northridge, CA 91324

(5)	Assumes all 500,000,000 shares registered in the offering statement are sold. Total shares outstanding after the offering is 538,946,389.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On April 24, 2018, the Company entered into a Consulting Agreement with one of its directors, Jimmy Wayne Anderson. The Agreement has a term of two months and the compensation due to Mr. Anderson is Forty-Five Thousand and no/100 Dollars ($45,000) payable to Mr. Anderson upon the Company’s completion of a financing transaction.

On April 24, 2018, the Company issued an 5% unsecured promissory note to Mr. Anderson in the amount of $45,000. As of June 18, 2018, $45,000 was outstanding with accrued interest of $344.96 which will be reflected in the Company’s financials as of June 30, 2018 as accounts payable and notes payable – related party in the accompanying unaudited balance sheets. Please see Item 13. Certain Relationships and Related Transactions, and Director Independence for further information.

On April 24, 2018, the Company executed an employment agreement with Gary Grimshaw to serve in the role as President, Treasurer, and Secretary of the Company upon the terms and provisions and, subject to the conditions set forth in the Agreement, for a term of five (5) years, commencing on April 24, 2018, and terminating on April 24, 2023, unless earlier terminated as provided in the Agreement. The Agreement included options to Mr. Grimshaw to purchase 50,000,000 shares of common stock at an average price of $.002 per share. Mr. Grimshaw will receive an annual compensation of $300,000 for each of the five years of the Agreement.

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DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Market capital structure:

Preferred stock

The Company is authorized to issue 10,000,000 shares of Preferred stock, par value $0.001. The Company has designated four series of Preferred stock from its inception. As of the date of this filing, the Series D Preferred stock is the only series with shares outstanding.

Series A

On April 24, 1998, the Company’s Board of Directors approved the designation of a Series A Preferred stock with no par value.

In April 1998, the Company received net proceeds of $775,000 from the sale of 1,600 shares of Series A Convertible Preferred Stock (“Series A Preferred”) to two private investors. The Series A Convertible Preferred Stock Purchase Agreement, as amended, between the Company and these investors, permitted additional sales of Series A Preferred to be completed prior to September 8, 1998. In July 1998, the Company received additional net proceeds of $88,000 from the sale of 200 shares of Series A Preferred to the same two private investors pursuant to the Series A Convertible Preferred Stock Purchase Agreement. In addition, in September 1998, the Company received additional net proceeds of $94,000 from the sale of 200 shares of Series A Preferred to a third investor pursuant to the Series A Convertible Preferred Stock Purchase Agreement.

In conjunction with a Series B Preferred financing completed on November 24, 1999, the Company entered into a Conversion Agreement with the holders of the Company’s Series A Preferred. Pursuant to this Agreement, all outstanding shares of Series A Preferred were converted into 2,372,388 shares of the Company’s Common Stock in accordance with the Company’s Articles of Incorporation. In consideration of the agreement of holders of Series A Preferred to make such conversion, the Company issued 404,697 additional shares of Common Stock to the holders of Series A Preferred and, in connection with the transaction, the Company recorded a beneficial conversion of $139,000. These shares are entitled to the same registration rights granted to the holders of Series B Preferred.

Under the terms of the designation, shares of Series A Preferred stock, the Company is authorized to issue 5,000 shares. Holders of the Series A Preferred stock have conversion rights equal to 500 to 1. Therefore, each one share of the Series A preferred stock can be converted into 500 shares of the Company’s common stock. Each share of the Series A Preferred stock is entitled to one vote on any matter voted brought before shareholders. As of June 29, 2018, there are no shares of the Company’s Series A Preferred stock outstanding.

Series B Redeemable Preferred Stock

On November 23, 1999, the Company’s Board of Directors approved the designation of a Series B Preferred stock with no par value. Under the terms of the designation, shares of Series B Preferred stock, the Company is authorized to issue 8,425,000 shares. On November 24, 1999, the Company entered into a Series B Redeemable Convertible Preferred Stock Purchase Agreement providing for the private placement of 8,425,000 shares of a newly authorized series of preferred stock (“Series B Preferred”). The Company received net proceeds of $1,538,000 from the sale of 8,425,000 shares of Series B Preferred to thirty-three (33) private investors (all of whom were accredited investors as defined in Regulation D) pursuant to the Stock Purchase Agreement. The purchasers of Series B Preferred also received Common Stock purchase warrants exercisable for a cumulative total of 3,622,750 shares of the Company’s Common Stock at an exercise price of $0.20 per share. These warrants were initially exercisable for a period of one year, commencing November 24, 1999. The financing was completed in accordance with the exemption provided by Rule 506 of Regulation D.

In connection with the Series B financing, the Company paid a cash finder’s fee in the approximate amount of $100,000. In addition, the finders received warrants exercisable for 498,750 shares of Common Stock at a price of $0.20 per share. These warrants were initially exercisable for a period of one year, commencing November 24, 1999.

At a special stockholders meeting held on April 20, 1998, the Company’s stockholders approved an amendment to the Company’s Articles of Incorporation authorizing the issuance of up to 10,000,000 shares of preferred stock. This amendment authorizes the Company’s Board of Directors to issue preferred stock in one or more series on terms approved by the Board of Directors without the necessity of further action or approval by the stockholders. Pursuant to this authority, the Company’s Board of Directors authorized the issuance of up to 8,425,000 shares of Series B Preferred Stock having rights and preferences as set forth in a Statement of Rights and Preferences filed with the Secretary of State of Wyoming on November 23, 1999 (the “Series B Statement”). The following is a summary of certain terms of the Series B Preferred, and reference is made to the Series B Statement for a complete description of the rights and preferences of the Series B Preferred.

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The Series B Preferred is not entitled to any fixed or guaranteed dividend. Upon a liquidation of the Company, the Series B Preferred is entitled to receive a distribution of $0.20 per share in preference to any distribution to holders of Common Stock or junior preferred stock. The approval of the holders of at least two-thirds of the outstanding shares of Series B Preferred is required for certain significant corporate actions, including mergers and sales of substantially all of the Company’s assets.

Each share of Series B Preferred was initially convertible into one share of the Company’s Common Stock, subject to adjustment for recapitalizations, stock splits and similar events. Subject to certain exceptions, the Series B conversion ratio is subject to adjustment in the event the Company issues shares of Common Stock for no consideration or for a consideration less than the fair market value of the Common Stock as of the date of such issuance. The Series B Preferred automatically converts into Common Stock in the event the average trading price of the Company’s Common Stock over 60 consecutive trading days is greater than $1.00 per share and the cumulative trading volume during such 60-day period is at least 1,000,000 shares, if traded on a national securities exchange, or 1,500,000 shares if traded on NASDAQ or over-the-counter. The Series B Preferred also automatically converts into Common Stock in the event the Company completes an underwritten public offering in which the Company receives gross proceeds of at least $10,000,000 and at a per share price of at least $1.00 per share (subject to adjustment for stock splits, recapitalizations, etc.).

The holders of Series B Preferred may tender their shares for redemption at a per share price equal to 150% of the liquidation preference in the event of a Change of Control (as defined in the Series B Statement). In addition, the Company may, at its option, redeem the Series B Preferred at a per share price equal to 150% of the liquidation preference in the event that, from and after November 24, 2000, the Common Stock trades above $0.75 per share for sixty (60) consecutive trading days.

Purchasers of Series B Preferred are also parties to an Investor Rights Agreement which grants certain demand and “piggyback” registration rights. The holders of Series B Preferred, voting as a separate class, are entitled to elect one member of the Company’s Board of Directors.

During fiscal 2001, three investors converted 225,000 shares of Series B Preferred into 235,459 shares of the Company’s Common Stock. During the quarter ended December 31, 2001, one investor converted 1,250,000 shares of Series B Preferred into 1,354,588 shares of the Company’s Common Stock.

On February 22, 2001, the Company sold and issued shares of Series C Preferred Stock pursuant to the terms of a Series C Convertible Preferred Stock Purchase Agreement. As a result of the sale and issuance of Series C Preferred, the Company was required by its Articles of Incorporation to make an adjustment to the Series B Preferred conversion price. The Series B Preferred conversion price was changed to $0.1846 from $0.20 as a result of the Series C Preferred financing. Thus, the holders of Series B Preferred will receive 1.08367 shares of the Company’s Common Stock upon conversion of each share of Series B Preferred. In addition, a corresponding change to the exercise price for each share of the Company’s Common Stock issuable to the Series B purchasers upon exercise of each Common Stock purchase warrant was required. Therefore, the per share exercise price under the Series B warrants was changed from $0.20 to $0.1846.

On November 17, 2000 and February 9, 2001, the Company’s Board of Directors extended the expiration date for each outstanding Series B warrant to February 21, 2001 and March 31, 2001, respectively. In connection with the Board of Director’s latest extension to March 31, 2001, the Board authorized the Company to propose to each holder of outstanding warrants an extension of each warrant’s expiration date to February 15, 2003 in exchange for the waiver of the warrant holder’s demand registration rights under the Investors Rights Agreement for the Common Stock issuable under the exercise of the warrants. On March 23, 2001, the majority of the registrable securities, as defined in the Investors Rights Agreement, approved the Company’s terms and conditions and the Series B warrants were extended to expire on February 15, 2003.

As of June 29, 2018, there are no shares of the Company’s Series B Redeemable Preferred Stock outstanding.

Series C Redeemable Convertible Preferred Stock

On February 9, 2001, the Company’s Board of Directors authorized the issuance of up to 1,000,000 shares of Series C Preferred with no par value having rights and preferences as set forth in a Statement of Rights and Preferences filed with the Secretary of State of Wyoming on February 16, 2001 (the “Series C Statement). The following is a summary of certain terms of the Series C Preferred, and reference is made to the Series C Statement for a complete description of the rights and preferences of the Series C Preferred.

The Series C Preferred is not entitled to any fixed or guaranteed dividend. Upon a liquidation of the Company, the Series C Preferred is entitled to receive a distribution of $1.00 per share in preference to any distribution to holders of Common Stock or junior preferred stock. The approval of the holders of at least two-thirds of the outstanding shares of Series C Preferred is required for certain significant corporate actions, including mergers and sales of substantially all of the Company’s assets.

46

Each share of Series C Preferred is convertible into ten shares of the Company’s Common Stock, subject to adjustment for recapitalizations, stock splits and similar events. Subject to certain exceptions, the Series C conversion ratio is subject to adjustment in the event the Company issues shares of Common Stock without consideration or for a consideration per share less than the Series C conversion price as of the date of such issuance. The Series C Preferred automatically converts into Common Stock if after February 22, 2002, the average trading price of the Company’s Common Stock over 60 consecutive trading days is greater than $1.00 per share and the cumulative trading volume during such 60 day period is at least 3,500,000 shares, if traded on a national securities exchange, or 5,000,000 shares if traded on NASDAQ or over-the-counter. The Series C Preferred also automatically converts into Common Stock in the event the Company completes an underwritten public offering in which the Company receives gross proceeds of at least $10,000,000 and at a per share price of at least $1.00 per share (subject to adjustment for stock splits, recapitalizations, etc.).

The holders of Series C Preferred may tender their shares for redemption at a per share price equal to 150% of the liquidation preference in the event of a Change of Control as defined in the Series C Statement. In addition, the Company may, at its option, redeem the Series C Preferred at a per share price equal to 150% of the liquidation preference in the event that, from and after February 22, 2003, the Common Stock trades above $0.50 per share for sixty (60) consecutive trading days.

Purchasers of Series C Preferred are also parties to an Investor Rights Agreement, which grants certain “piggyback” registration rights. The Series C Preferred holders, voting as a separate class, are entitled to elect one member of the Company’s Board of Directors if the Series B holders no longer have a right to elect the Series B Director, or if Series B holders do not exercise such right.

On February 22, 2001, the Company entered into a Series C Convertible Preferred Stock Purchase Agreement providing for the private placement of 943,500 shares of a newly authorized series of the Company’s preferred stock (“Series C Preferred”). The Company received net proceeds of $837,000 from the sale of 943,500 Series of Series C Preferred to twenty-five (25) private investors pursuant to the Series C Preferred Stock Purchase Agreement. The financing was completed in accordance with the exemption provided by Rule 506 of Regulation D.

In connection with the financing, the Company paid total costs of $106,500 in cash which included a finder’s fee of $58,975. In addition, 393,167 shares of the Company’s Common Stock were issued as a finder’s fee and the charge for this share issue is included within the beneficial feature of $592,000 booked in connection to the preferred issue in the year.

As a result of the Series C Preferred financing, Series B Preferred conversion price was changed to $0.1846 from $0.20. As of June 29, 2018, there are no shares of the Company’s Series C Redeemable Convertible Preferred Stock outstanding.

Series D Super Voting Rights Preferred Stock

On April 11, 2018, the Company’s Board of Directors approved the designation of a Series D Super Voting Preferred stock whose par value is $.001. Under the terms of the designation, shares of Series D Super Voting Preferred stock, the Company is authorized to issue 1,000 shares. Holders of the Series D Super Voting Preferred stock have no conversion features. Holders of Series D Preferred stock have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting. All shares of the Series D Super Voting Preferred Stock shall rank (i) senior to the Corporation’s Common Stock, par value $0.001 per share and any other class or series of capital stock of the Corporation hereafter created. As of June 29, 2018, there are 1,000 shares of the Company’s Series D Super Voting Preferred stock outstanding.

Common Stock

The Company is authorized to issue 980,000,000 shares of Common Stock, par value $.001. As of June 29, 2018, there are 38,946,389 shares issued and outstanding.

Voting Rights. The holders of the Company’s Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, except as otherwise provided by law.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

47

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Conversion Rights: None.

On April 11, 2018, the Company’s Board of Directors approved the filing of an Amended and Restated Articles of Incorporation increasing the authorized common stock to 980,000,000 and changing the par value of its common stock to $0.001. The Amended and Restated Articles of Incorporation were filed with the Secretary of State of Wyoming.

Capitalization

Security	Par Value	Authorized	Outstanding	Voting Rights	Conversion Into Shares of Common Stock
Common Stock	0.001	980,000,000	38,946,389	38,946,389	None
Series A Preferred Stock	0.001	500	0	0	500
Series B Preferred Stock	0.001	8,425,000	0	1	1
Series C Preferred Stock	0.001	1,000,000	0	1	1
Series D Preferred Stock	0.001	1,000	1,000	20:1	None

Transfer Agent

Our Transfer Agent is Transfer Online whose address is 512 SE Salmon St, Portland, OR 97214, Phone: 503-227-2950, Website: http://www.transferonline.com, email: info@transferonline.com, Our transfer agent is registered with the SEC.

Certain Anti-Takeover Effects.

Certain provisions of Wyoming law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Wyoming law set forth below does not purport to be complete and is qualified in its entirety by reference to Wyoming law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of our Series D Convertible Preferred Stock if the option to acquire such shares is exercised would impede a business combination by the voting and conversion rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Wyoming law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)	The interests of the corporation’s employees, suppliers, creditors and customers;

(ii)	The economy of the state and nation;

(iii)	The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv)	The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)	Any other factors relevant to promoting or preserving public or community interests.

Because our Board of Directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

48

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

49

F-1

SOLIGEN TECHNOLOGIES, INC.

Consolidated Balance Sheets

	March 31,	March 31,
	2018	2017
	(unaudited)	(unaudited)
ASSETS
Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Total liabilities	$-	$-

Preferred stock; 10,000,000 shares authorized, $.001 par value, as of March 31, 2018 and 2017, there are no shares outstanding	-	-
Common stock; 90,000,000 shares authorized, no par value, as of March 31, 2018 and March 31, 2017, there are 38,946,389 and 38,946,389 shares outstanding, respectively	12,677,000	12,677,000
Accumulated deficit	(12,677,000)	(12,677,000)
Total stockholders’ deficit	-	-

Total liabilities and stockholders’ deficit	$-	$-

The accompanying notes are an integral part of these financial statements.

F-2

SOLIGEN TECHNOLOGIES, INC.

Consolidated Statements of Operations (unaudited)

	For the years ended March 31,
	2018	2017

Revenue	$-	$-

Operating expenses	-	-

Income (loss) from operations	-	-

Other income and expenses	-	-

Net income (loss)	$-	$-

Income (loss) per share:
Basic and diluted	$0.00	$0.00

W Weighted average common stock outstanding:
Basic and diluted	38,946,389	38,946,389

The accompanying notes are an integral part of these financial statements.

F-3

SOLIGEN TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)

(UNAUDITED)

For the Years Ended March 31,

	Series A Preferred Stock		Common Stock		Accumulated
	Shares	Amount	Shares	Amount	Deficit	Total

Balance, March 31, 2016	-	$-	38,946,389	$12,677,000	$(12,677,000)	$-
Net income (loss)					-	-
Balance, March 31, 2017			38,946,389	12,677,000	(12,677,000)	-
Net income (loss)					-	-
Balance, March 31, 2018	-	$-	38,946,389	$12,677,000	$(12,677,000)	$-

The accompanying notes are an integral part of these financial statements.

F-4

SOLIGEN TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows (unaudited)

For the years ended
March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$-	$-

Net cash used in operating activities	-	-

Cash flows from investing activities:	-	-

Cash flows from financing activities:	-	-

Net increase (decrease) in cash	-	-

Cash, beginning of period	-	-

Cash, end of period	$-	$-

The accompanying notes are an integral part of these financial statements

F-5

SOLIGEN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

NOTE 1—NATURE OF BUSINESS AND ORGANIZATION

Soligen Technologies, Inc. is a Wyoming corporation that is the successor to an inactive British Columbia corporation organized in 1988 under the name Pars Resources, Ltd, which name was subsequently changed to WDF Capital Corp. In connection with its reincorporation in Wyoming in 1993, the Company changed its name to Soligen Technologies, Inc. On April 15, 1993, the Company merged with Soligen, Inc., a Delaware Corporation, in a reverse acquisition transaction. Pursuant to a share exchange agreement, the Company acquired all of the issued and outstanding shares of Soligen, Inc. in consideration of the issuance of 11,600,000 shares of the Company's Common Stock to the former shareholders of Soligen, Inc.

The Issuer’s office is located at Pennzoil Plza. Bldg., Suite 1300, 700 Milam St., Houston, TX 77002, telephone (832) 871-5107, Email support@soligentechnologies.com. We maintain a website at http://www.soligentechnologies.com References to the “Company” include Soligen Technologies, Inc., Soligen and predecessors unless the context indicates otherwise. As of the date of this report, Soligen Technologies, Inc. has no subsidiaries.

Delisting of Common Stock

On May 24, 1999, the American Stock Exchange (the “AMEX”) notified the Company that its common stock listed on the Emerging Company Marketplace was to be delisted. The Company did not meet the AMEX’s guidelines of stockholders’ equity above $2,000,000, and the per share market price of its common stock was not above $1.00. As a result of the action taken by the AMEX, the last day of trading of the Company’s common stock on the AMEX under the symbol SGT was September 3, 1999. The Company’s common stock began trading on the Over-the-Counter Bulletin Board on September 7, 1999 under the symbol SGTN. On March 3, 2000, the Company approved plans to delist its common shares from trading on the Canadian Venture Exchange. The Company acted to delist its shares because of the very low volume trading in that market. The last day of trading for the Company’s common stock on the Canadian Venture Exchange was April 28, 2000.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after elimination of all significant intercompany transactions and balances.

Estimates

The accompanying condensed consolidated financial statements are prepared in conformity with U.S. GAAP which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Significant estimates include reserve quantities and estimated future cash flows associated with proved reserves, which significantly impact depletion expense and potential impairments of oil and natural gas properties, income taxes and the valuation of deferred tax assets, stock-based compensation and commitments and contingencies.  We analyze our estimates based on historical experience and various other assumptions that we believe to be reasonable. While we believe that our estimates and assumptions used in preparation of the condensed consolidated financial statements are appropriate, actual results could differ from those estimates.

Revenue Recognition

Effective May 1, 2018, the Company adopted ASU 2014-09 Revenue from Contracts with Customers.  The Company identifies the contracts with each of its customers and the separate performance obligations associated with each of these contracts.  Revenues are recognized when the performance obligations are satisfied and when it transfers control of goods or services to customers at an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services.

Crude oil is sold on a month-to-month contract at a price based on an index price from the purchaser, net of differentials.  Crude oil that is produced is stored in storage tanks.  The Company will contact the purchaser to pick up the crude the storage tanks. When the purchaser picks up the crude from the storage tanks, control of the crude transfers to the purchaser, the

F-6

SOLIGEN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Company’s contractual obligation is satisfied, and revenues are recognized. The sale of oil represents the Company’s share of revenues net of royalties and excluding revenue interests owned by others. When selling oil on behalf of royalty owners or working interest owners, the Company is acting as an agent and thus reports revenues on a net basis.  Fees and other deductions incurred prior to transfer of control are recorded as production costs. Revenues are report net of fees and other deductions incurred after transfer of control.

As part of its business model, the Company will operate certain salt water disposal wells, some of which accept water from third parties. The contracts with the third parties primarily require a flat monthly fee for the third parties to dispose water into the wells. In some cases, the contract is based on a per barrel charge to dispose water into the wells.  There is no requirement under the contracts for these third parties to use these wells for their water disposal.  If the third parties do dispose water into the Company operated wells in a given month, the Company has met its contractual obligations and revenues are recognized for that month.

Credit Risk

The Company does not obtain collateral to secure its accounts receivable, but evaluates balances due to them on a regular basis for collectability and provides for an allowance for potential credit losses as deemed necessary. We incorporate a credit risk assumption into the measurement of certain assets and liabilities.

Cash Equivalents

Cash and cash equivalents include temporary cash investments with a maturity of ninety days or less at date of purchase.

Full Cost Method of Accounting

The Company follows the full cost method of accounting for oil and gas property acquisition, exploration, and development activities. Under this method, all costs incurred in connection with acquisition, exploration, and development of oil and gas reserves are capitalized. Capitalized costs include lease acquisitions, seismic related costs, certain internal exploration costs, drilling, completion, and estimated asset retirement costs. The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves and estimated asset retirement costs which are not already included net of estimated salvage value, are amortized on the unit-of-production method based on total proved reserves. The Company has determined its reserves based upon reserve reports provided by LaRoche Petroleum Consultants Ltd. since 2009. The costs of unproved properties are excluded from amortization until the properties are evaluated, subject to an annual assessment of whether impairment has occurred. The Company had $0 in unevaluated properties as of March 31, 2018 and December 31, 2017.  Proceeds from the sale of oil and gas properties are accounted for as reductions to capitalized costs unless such sales cause a significant change in the relationship between costs and the estimated value of proved reserves, in which case a gain or loss is recognized.

At the end of each reporting period, the Company performs a “ceiling test” on the value of the net capitalized cost of oil and gas properties. This test compares the net capitalized cost (capitalized cost of oil and gas properties, net of accumulated depreciation, depletion and amortization and related deferred income taxes) to the present value of estimated future net revenues from oil and gas properties using an average price (arithmetic average of the beginning of month prices for the prior 12 months) and current cost discounted at 10% plus cost of properties not being amortized and the lower of cost or estimated  fair value of unproven properties included in the cost being amortized (ceiling). If the net capitalized cost is greater than the ceiling, a write-down or impairment is required.  A write-down of the carrying value of the asset is a non-cash charge that reduces earnings in the current period.  Once incurred, a write-down may not be reversed in a later period.

F-7

SOLIGEN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventory

Inventory consists of crude oil in tanks and is carried at lower of cost or market value.  The cost component of the oil inventory is calculated using the average cost per barrel for the three months ended March 31, 2018 and December 31, 2017. These costs includes production costs and taxes, allocated general and administrative costs, depletion, and allocated interest cost. The market value component is calculated using the average March 2018 and December 2017 oil sales prices received from the Company’s Kentucky properties. In addition, the Company also carried equipment and materials to be used in its Kansas operation and is carried at the lower of cost or market value. The cost component of the equipment and materials inventory represents the original cost paid for the equipment and materials. The market component is based on estimated sales value for similar equipment and materials at the end of each period. At March 31, 2018 and December 31, 2017, inventory consisted of the following (in thousands):

	March 31, 2018	December 31, 2017
Oil – carried at cost	$-	$-
Equipment and materials – carried at market	-	-
Total inventory	$-	$-

Property, Plant, and Equipment

Property, plant, and equipment, including capitalized leases, are stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation and amortization using the straight-line method over the estimated lives of the assets as follows:

Machinery and equipment	5 years
Computer equipment	3 to 5 years
Office furniture and fixtures	3 to 5 years
Leasehold improvements	lesser of asset life or term of lease

Stock Based Compensation

The Company records stock-based compensation to employees based on the estimated fair value of the award at grant date. We recognize expense on a straight-line basis over the requisite service period. For stock-based compensation that vests immediately, the Company recognizes the entire expense in the quarter in which the stock-based compensation is granted.

Research and Development

Research and development expenditures are charged to operations as incurred.

Income Taxes

The Company utilizes Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

F-8

SOLIGEN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss Per Share

The Company utilizes SFAS No. 128, “Earnings per Share.” Basic loss per share is computed by dividing the net loss by the weighted-average number of common shares available. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Comprehensive Income

The Company utilizes SFAS No. 130, “Reporting Comprehensive Income.” This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company’s financial statements since the Company did not have any of the items of comprehensive income in any period presented.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. Generally Accepted Accounting Principles when it becomes effective. The new standard is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period and is to be applied retrospectively, with early application not permitted. The new standard permits the use of either the retrospective or cumulative effect transition method. We are currently evaluating the effect that ASU 2014-09 will have on our consolidated financial statements and related disclosures. We have not yet selected a transition method nor have we determined the effect of the standard on our ongoing financial reporting.

In April 2014, the FASB issued ASU 2014-08 Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This guidance changes the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization’s operations and financial results. In addition, the new guidance requires expanded disclosures about discontinued operations that will provide financial statement user with more information about the assets, liabilities, income, and expenses of discontinued operations. This guidance is effective in the first quarter of 2015 for public companies with calendar year ends. The Company does not expect this to impact its operating results, financial position, or cash flows.

In February 2016, the FASB issued Update 2016-02 Leases (Topic 842).  This guidance was issued to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the amendments in this Update is permitted for all entities.  To date, the Company has identified each of its leases and is in the process of determining the impact of this new guidance on each of the identified leases. The Company does not expect this to impact its operating results or cash flows, however, the Company does expect to carry a portion of future lease costs as an asset and a liability on its balance sheet.

In March 2016, the FASB issued Update 2016-09 Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This guidance is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The company implement this in 2017 with no impact on the Company’s operating results or cash flows.

F-9

SOLIGEN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2016, the FASB issued Update 2016-15 Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This amendment provides guidance on certain cash flow classification issues, thereby the current and potential future diversity in practice. This guidance is effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods. Early adoption is permitted for any entity in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The Company does not expect this to impact operating results or cash flows.

NOTE 3—CASH

The Company currently does not have any accounts open at any financial institutions.

NOTE 4—INCOME TAXES

The tax effects of temporary differences which give rise to the deferred tax provision (benefit) at March 31, 2018 consisted of the following:

Deferred tax assets
Net operating loss carryforward	$4,314,000
Total net deferred tax assets	4,314,000
Valuation allowance	(4,314,000)
Total	$—

There is no assurance that the Company will be profitable in future periods; therefore, a valuation allowance has been recognized for the full amount of the deferred tax assets for the year ended March 31, 2018. As of March 31, 2018, the Company has federal and state income tax operating loss carryforwards of approximately $12,000,000 and $3,300,000, respectively, which expire through 2025. Under Section 382 of the Internal Revenue Code, the availability of net operating loss and credit carryforwards may be reduced in the event of a greater than 50% change in ownership over a three-year period. In the event that such a change is deemed to have occurred, the Company’s use of net operating losses and credits may be limited.

NOTE 5- DISCONTINUED OPERATIONS

Massachusetts Institute of Technology (“M.I.T.”) located in Cambridge, Massachusetts, granted the Company an exclusive, world-wide license until October 1, 2006 to develop, manufacture, market and sell products utilizing certain patented technology and processes for the production of ceramic casting molds for casting metal parts. The license continued on a non-exclusive basis from October 1, 2006 until the expiration of the last patent relating to the licensed technology.

Based upon the M.I.T. patent, the Company developed a proprietary technology known as Direct Shell Production Casting (“DSPC®”), a process that is distinguished from typical rapid prototype systems that are characterized by the ability to rapidly produce non-functional three-dimensional representations of parts from Computer Aided Design (“CAD”) files. The DSPC technology is dedicated to metal casting; this technology enables the Company to produce functional cast metal parts thereby providing a substantial competitive advantage over existing producers by eliminating the need of time and labor spent on patterns and core boxes.

F-10

SOLIGEN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

NOTE 5- DISCONTINUED OPERATIONS (continued

During 2006, the Company’s prior management abandoned the management of the public entity Soligen Technologies, Inc. and took the Company’s operating subsidiary private.

The net disposition of these discontinued operations was calculated as follows: (estimated)

Fair value as of December 31, 2005:
Assets	$90,000
Accrued expenses	75,000
Other liabilities	15,000

Net disposition of discontinued operations	$-

On March 22, 2018, Small Cap Compliance, LLC was appointed Custodian of the Company by the District Court of the First Judicial District of the State of Wyoming.

Please see NOTE 9- SUBSEQUENT EVENTS for further information.

NOTE 6—GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company has generated an accumulated deficit of $12,677,000 as of March 31, 2018. The Company also experienced insufficient cash flows from operations and will be required continuous financial support from the shareholders. The Company will need to raise capital to fund its operations until it is able to generate sufficient revenue to support the future development. Moreover, the Company may be continuously raising capital through the sale of debt and equity securities.

The Company’s ability to achieve these objectives cannot be determined at this stage. If the Company is unsuccessful in its endeavors, it may be forced to cease operations. These consolidated financial statements do not include any adjustments that might result from this uncertainty which may include adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

These factors have raised substantial doubt about the Company’s ability to continue as a going concern. There can be no assurances that the Company will be able to obtain adequate financing or achieve profitability. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Employment Agreements. On April 24, 2018, the Company executed an employment agreement with Mr. Grimshaw to serve in the role as President, Treasurer, and Secretary of the Company upon the terms and provisions and, subject to the conditions set forth in the Agreement, for a term of five (5) years, commencing on April 24, 2018, and terminating on April 24, 2023, unless earlier terminated as provided in the Agreement. The Agreement included options to Mr. Grimshaw to purchase 50,000,000 shares of common stock at an average price of $.0002 per share. Mr. Grimshaw will receive an annual compensation of $300,000 for each of the five years of the Agreement. Through May 30, 2018, the wages due to Mr. Grimshaw have been accrued.

F-11

SOLIGEN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

NOTE 7 - COMMITMENTS AND CONTINGENCIES (continued)

Director Agreements. We have entered into a Board Services Agreement with all three of the Company’s directors. Under the terms of the Agreement, commencing on the date each director accepts his position as a director, the Company is to pay each $2,500 per quarter for each quarter the director serves on its Board of Directors. In addition to cash compensation, the Company is to issue each director 10,000 shares of its common stock for each quarter served.

Consulting Agreements. On April 24, 2018, the Company entered into a Consulting Agreement with one of its directors, Jimmy Wayne Anderson. The Agreement has a term of two months and the compensation due to Mr. Anderson is Forty-Five Thousand and no/100 Dollars ($45,000) payable to Mr. Anderson upon the Company’s completion of a financing transaction. Simultaneously

On April 24, 2018, the Company issued an 5% unsecured promissory note to Mr. Anderson in the amount of $45,000. As of June 18, 2018, $45,000 was outstanding with accrued interest of $344.96 which will be reflected in the Company’s financials as of June 30, 2018 as accounts payable and notes payable – related party in the accompanying unaudited balance sheets. Please see Item 13. Certain Relationships and Related Transactions, and Director Independence for further information.

NOTE 8- CHANGE IN MANAGEMENT

On March 22, 2018, Small Cap Compliance, LLC was appointed Custodian of the Company by the District Court of the First Judicial District of the State of Wyoming. Please see NOTE 9- SUBSEQUENT EVENTS for further information.

NOTE 9- SUBSEQUENT EVENTS

On April 10, 2018, the Custodian of the Company appointed Jimmy Wayne Anderson as the Company’s sole officer and director. All past officers and directors were terminated from their position for abandonment of the Company.

On April 11, 2018, the Company filed its Reinstatement with the State of Wyoming and its Annual list of officers and directors.

On April 11, 2018, the Company’s Board of Directors approved the designation of a new series of preferred stock titled, Series D Super Voting Preferred Stock (“Series D”). Under the terms of the designation, the Company is authorized to issue 1,000 shares of Series D and the holder of the Series D has voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting. The Series D has no conversion feature. The designation was filed with the Secretary of State of Wyoming.

On April 11, 2018, the Company’s Board of Directors approved the filing of an Amended and Restated Articles of Incorporation increasing the authorized common stock to 980,000,000 and changing the par value of its common stock to $0.001. The Amended and Restated Articles of Incorporation were filed with the Secretary of State of Wyoming.

On April 24, 2018, the Company appointed Gary Grimshaw to its Board of Directors. Mr. Grimshaw entered into a Board of Directors Services Agreement with the Company on the same date.

On April 24, 2018, the Company entered into a Consulting Agreement with Jimmy Wayne Anderson to assist the Company in raising capital for its business operations. The Agreement has a term of two months and the compensation due to the Consultant is $45,000.

On April 24, 2018, Jimmy Wayne Anderson resigned in his role as an officer of the Company, The Board of Directors retained Gary Grimshaw as its sole officer. Mr. Anderson retained his role as a director of the Company. Mr. Anderson entered into a Board of Directors Services Agreement with the Company on the same date.

On May 23, 2018, the Company appointed Craig Borel to its Board of Directors. Mr. Borel entered into a Board of Directors Services Agreement with the Company on the same date.

On May 10, 2018, the Company entered into an Asset Purchase Agreement with US Natural Gas Corp KY (“KY”) for the purchase of 13 previously producing crude wells, approximately 1700 acres of leaseholds, tank batteries and gathering systems all located in multiple counties throughout the State of Kentucky.

F-12

SOLIGEN TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2018 and March 31, 2017

(Unaudited)

NOTE 9- SUBSEQUENT EVENTS (continued)

Under the terms of the Agreement, the Company will acquire the 13 crude wells for consideration of One Hundred Forty Thousand and no/100 Dollars ($140,000). At Closing, the Company assigned KY a royalty for payment out of production, whereby KY shall receive thirty percent (30%) of the gross proceeds of production from the acquired assets. In addition, KY shall receive ten percent (10%) of the monthly gross proceeds of production from any new drilled wells on the acquired leases. KY shall receive payments from production until such time that KY has received a total of One Hundred Forty Thousand and no/100 Dollars ($140,000).

F-13

Index to Exhibits

Exhibit Number	Exhibit Description

2.1	Asset Purchase Agreement between Soligen Technologies, Inc. and US Natural Gas Corp KY dated May 10, 2018 (previously filed on Form 1-A on July 2, 2018)
2.2	Plan of Share Exchange between Soligen Technologies, Inc. and Soligen, Inc. dated April 13, 1993 (previously filed on Amendment No. 1 to Form 1-A on July 30, 2018)
3.1	Articles of Incorporation of Pars Resources, Ltd dated April 7, 1988 (previously filed on Amendment No. 1 to Form 1-A on July 30, 2018)
3.2	Articles of Amendment 1998 Capitalization (previously filed on Form 1-A on July 2, 2018)
3.3	Amended and Restated Articles of Incorporation (previously filed on Form 1-A on July 2, 2018)
3.4	Bylaws
3.5	Articles of Amendment of Soligen Technologies, Inc. (Designation of Series A Preferred stock) dated April 23, 1998 (previously filed on Amendment No. 1 to Form 1-A on July 30, 2018)
3.6	Articles of Amendment of Soligen Technologies, Inc. (Designation of Series B Preferred stock) dated November 23, 1999 (previously filed on Amendment No. 1 to Form 1-A on July 30, 2018)
3.7	Articles of Amendment of Soligen Technologies, Inc. (Designation of Series C Preferred stock) dated February 9, 2001 (previously filed on Amendment No. 1 to Form 1-A on July 30, 2018)
3.8	Certificate of Registration and Articles of Continuance dated April 13, 1993 (previously filed on Amendment No. 1 to Form 1-A on July 30, 2018)
3.9	Special Resolution of Paris Resources, Ltd (Name change and capital change) dated March 19, 1992 (previously filed on Amendment No. 1 to Form 1-A on July 30, 2018)
3.10	Ordinary and Special Resolution of WDF Capital Corp (Name change) dated January 27, 1993 (previously filed on Amendment No. 1 to Form 1-A on July 30, 2018)
4.1	Subscription Agreement
4.2	Certificate of Designation Series D Preferred Stock (previously filed on Form 1-A on July 2, 2018)
4.3	Rights and Preferences of Series A Convertible Preferred Stock (previously filed on Form 1-A on July 2, 2018)
4.4	Rights and Preferences of Series B Convertible Preferred Stock (previously filed on Form 1-A on July 2, 2018)
4.5	Rights and Preferences of Series C Convertible Preferred Stock (previously filed on Form 1-A on July 2, 2018)
6.1	Incentive Stock Option Plan of Soligen Technologies, Inc. (previously filed on Form 1-A on July 2, 2018)
6.2	Management Stock Bonus Plan of Soligen Technologies, Inc. (previously filed on Form 1-A on July 2, 2018)
6.3	Annual Bonus Performance Plan of Soligen Technologies, Inc. (previously filed on Form 1-A on July 2, 2018)
6.4	Employment Agreement of Gary Grimshaw dated April 24, 2018 (previously filed on Form 1-A on July 2, 2018)
10.1	Consulting Agreement between Soligen Technologies, Inc. and Jimmy Wayne Anderson dated April 24, 2018 (previously filed on Form 1-A on July 2, 2018)
10.2	Promissory Note between Soligen Technologies, Inc. and Jimmy Wayne Anderson dated April 24, 2018 (previously filed on Form 1-A on July 2, 2018)
10.3	Board of Directors Services Agreement with Jimmy Wayne Anderson dated April 24, 2018 (previously filed on Form 1-A on July 2, 2018)
10.4	Board of Directors Services Agreement with Gary Grimshaw dated April 24, 2018 (previously filed on Form 1-A on July 2, 2018)
10.5	Board of Directors Services Agreement with Craig M. Borel, P.E. dated May 23, 2018 (previously filed on Form 1-A on July 2, 2018)
10.6	Common Stock Purchase Warrant Agreement between Soligen Technologies, Inc. and Gary Grimshaw dated April 24, 2018 (previously filed on Form 1-A on July 2, 2018)
10.7	Indemnification Agreement between Soligen Technologies, Inc. and Gary Grimshaw dated April 24, 2018 (previously filed on Form 1-A on July 2, 2018)
10.8	Indemnification Agreement between Soligen Technologies, Inc. and Jimmy Wayne Anderson dated April 24, 2018 (previously filed on Form 1-A on July 2, 2018)
10.9	Indemnification Agreement between Soligen Technologies, Inc. and Craig M. Borel, P.E. dated May 23, 2018 (previously filed on Form 1-A on July 2, 2018)
10.10	Assignment of Royalty from Soligen Technologies, Inc. to US Natural Gas Corp KY dated May 10, 2018 (previously filed on Form 1-A on July 2, 2018)
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1) (previously filed on Form 1-A on July 2, 2018)
12.1	Opinion of Lux Law, P.A. (previously filed on Form 1-A on July 2, 2018)

50

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crestview, State of Florida, on August 7 , 2018.

(Exact name of issuer as specified in its charter):	Soligen Technologies, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Gary Grimshaw
Gary Grimshaw, Chief Executive Officer (Principal Executive Officer).

(Date): August 7 , 2018

/s/ Gary Grimshaw
Gary Grimshaw, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): August 7 , 2018

SIGNATURES OF DIRECTORS:

/s/ Gary Grimshaw	August 7 , 2018
Gary Grimshaw, Director	Date

/s/ Jimmy Wayne Anderson	August 7 , 2018
Jimmy Wayne Anderson, Director	Date

/s/ Craig M. Borel	August 7 , 2018
Craig M. Borel, Director	Date

51